As filed with the Securities and Exchange Commission on December 29, 2023.

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Palisade Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	52-2007292
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Palisade Bio, Inc.

7750 El Camino Real, Suite 2A

Carlsbad, CA 92009

(858) 704-4900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Paracorp Incorporated

2140 S Dupont highway

Camden, DE 19934

(302) 697-4590

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raul Silvestre

Dennis Gluck

2629 Townsgate Road #215

Westlake Village, CA 91361

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 29, 2023

PRELIMINARY PROSPECTUS

[*] shares of Common Stock

We are offering      shares of our common stock, par value $0.01 per share (the “common stock”) at a public offering price of $     per share.

The underwriter has the option to purchase up to              additional shares of common stock solely to cover over-allotments, if any, at the price to the public, less the underwriting discounts and commissions, but such purchases cannot exceed an aggregate of        % of the number of shares of common stock sold in this offering. The over-allotment option is exercisable for       days from the date of this prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “PALI”. On December 28, 2023, the last reported sale price of our common stock was $0.6539 per share. The recent market price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us and the underwriter based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results and the general condition of the securities markets at the time of this offering.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” beginning on page 6 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

	Per common share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)(2)	$	$
Proceeds to us, before expenses	$	$

(1)	We have also agreed to reimburse the underwriter for certain expenses. See “Underwriting” for additional information.
(2)	We have granted a day option to the underwriter to purchase additional shares of common stock a (up to % of the number of shares of common stock sold in this offering) solely to cover over-allotments, if any.

The underwriter expects to deliver the securities to purchasers in the offering on or about           , 2024

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[NAME OF UNDERWRITER]

The date of this prospectus is             , 2024.

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Incorporation of Certain Information by Reference.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our securities.

Neither we nor the underwriter have authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell to any person, or a solicitation of an offer to purchase from any person, the securities offered by this prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation of an offer.

The underwriter is offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates thereof, and the information in the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since such dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. You should read both this prospectus, as well as the documents incorporated by reference into this prospectus and the additional information described under “Incorporation of Certain Information by Reference” in this prospectus before investing in our securities.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our business and the industry and markets in which we operate, including with respect to our business prospects, our market position and opportunity, and the competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys, and studies conducted by third parties. Our management’s estimates are derived from publicly available information, their knowledge of our business and industry, and assumptions based on such information and knowledge, which they believe to be reasonable. In addition, while we believe that information contained in the industry publications, surveys, and studies has been obtained from reliable sources, we have not independently verified any of the data contained in these third-party sources, and the accuracy and completeness of the information contained in these sources is not guaranteed.

Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2023 and our Quarterly Report on Form 10-Q filed with the SEC on November 9, 2023. Accordingly, you should not place undue reliance on this information.

For investors outside the United States: We and the underwriter have not done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” beginning on page 6 of this prospectus, and in our Annual Report on Form 10-K filed with the SEC on March 22, 2023 and our Quarterly Report on Form 10-Q filed with the SEC on November 9, 2023, together with any free writing prospectus we have authorized for use in connection with this offering and the financial statements and all other information incorporated by reference in this prospectus. When used in this prospectus, except where the context otherwise requires, the terms the “Company,” “we,” “us,” “our,” “Palisade,” or similar terms refer to Palisade Bio, Inc.

Company Overview

Palisade is a biopharmaceutical company developing novel targeted therapeutics for serious chronic gastrointestinal diseases. The Company’s strategic focus is the pre-clinical and clinical development of its lead product candidate, PALI-2108, which is at an early stage of development.

Our Lead Product Candidate

Our lead product candidate, PALI-2108, is a precision orally administered, locally-restricted, colon-specific phosphodiesterase-4 (PDE4) inhibitor prodrug in early-stage development for patients affected by moderate-to-severely active ulcerative colitis. We believe that PALI-2108 may be an effective treatment for Crohn’s disease. PALI-2108 is currently undergoing investigational new drug approval in the United States (“IND”) and clinical trial application in Canada (“CTA”) enabling studies including nonclinical safety and toxicology, chemistry, manufacturing and controls and completing the validation of pharmacokinetic/pharmacodynamics assays. We believe we will be able to complete nonclinical IND/CTA enabling activities by the end of the third quarter of 2024 and plan to submit our initial IND/CTA prior to the end of 2024.

Market

We believe that if developed and approved for marketing, PALI-2108 could be an effective treatment for IBD. The Company’s initial indications for PALI-2108 are:

●	Ulcerative colitis. A condition involving inflammation and sores (ulcers) along the lining of the large intestine (colon) and rectum; and

●	Crohn’s disease. A condition characterized by the inflammation of the lining of the digestive tract, which often can involve the deeper layers of the digestive tract. Crohn’s disease most commonly affects the small intestine. However, it can also affect the large intestine and uncommonly, the upper gastrointestinal tract.

Both ulcerative colitis and Crohn’s disease are usually characterized by diarrhea, rectal bleeding, abdominal pain, fatigue and weight loss. For some people, IBD is only a mild illness. For others, it’s a debilitating condition that can lead to life-threatening complications. Based on statistics from the Centers for Disease Control and the United European Gastroenterology, it is estimated that globally, there are approximately 3.6 million individuals suffering from IBD, resulting in a combined global market opportunity of $20 billion by 2031 (Source: Global Data).

Giiant License Agreement

On September 1, 2023, the Company entered into the Giiant License Agreement. Under the terms of the Giiant License Agreement, the Company obtained the rights to develop, manufacture, and commercialize all compounds from Giiant, existing now and in the future, and any product containing or delivering any licensed compound, in any formulation or dosage for all human and non-human therapeutic uses for any and all indications worldwide, including those technologies that are the basis of PALI-2108. Pursuant to the terms of the Giiant License Agreement, pre-clinical development PALI-2108 will be jointly undertaken by the Company and representatives of Giiant and the Company will pay or reimburse a portion of the joint development costs. Upon the first approval of either an IND or CTA, the Company will assume all development, manufacturing, regulatory and commercialization costs. Additionally, per the terms of the Giiant License Agreement, the Company will pay (i) certain milestone payments (in cash or stock at the Company’s election) and (ii) royalty payments.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.

Corporate Information

We were originally incorporated in 2001 in the State of Delaware under the name Neuralstem, Inc. In October 2019, we changed our name from Neuralstem, Inc. to Seneca Biopharma, Inc., or Seneca. In April 2021, we effected a merger transaction with Leading Biosciences, Inc., or “LBS”, whereby LBS became a wholly owned subsidiary of Seneca. In April 2021, we changed our name from Seneca Biopharma, Inc. to Palisade Bio, Inc. Our principal executive offices are located at 7750 El Camino Real, Suite 2A, Carlsbad, CA, 92009, our telephone number is (858) 704-4900 and our website address is www.palisadebio.com. The information contained in or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus. As of December 28, 2023, we had nine full-time employees.

Subsidiaries

We primarily conduct our operations through LBS, our wholly owned subsidiary.

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THE OFFERING

Securities Offered	Up to shares of common stock.

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $ million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering primarily for general corporate purposes, including research and development and working capital. See “Use of Proceeds” for additional information

Over-allotment option	The underwriter has the option to purchase additional shares of common stock solely to cover over-allotments, if any, at the price to the public less the underwriting discounts and commissions. The over-allotment option may be used to purchase shares of common stock as determined by the underwriter, but such purchases cannot exceed an aggregate of % of the number of shares of common stock sold in this offering. The over-allotment option is exercisable for days from the date of this prospectus.

Common stock outstanding before this offering	shares.

Common stock to be outstanding immediately after this offering	shares, or shares if the underwriter exercises in full its option to purchase additional shares of common stock.

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of factors you should consider carefully before buying our securities.

Nasdaq Symbol	“PALI.”

Unless otherwise indicated, all information in this prospectus assumes no exercise of outstanding options or warrants, no conversion of the Series A 4.5% Convertible Preferred Stock described.

Unless otherwise indicated, the number of shares of common stock to be outstanding immediately after this offering is based on 9,270,894 shares of common stock outstanding as of December 28, 2023, which includes 9,210,751 shares outstanding as of September 30, 2023, as adjusted for the following subsequent issuances: (i) an aggregate of 26,467 shares that were issued to employees pursuant to the vesting of restricted stock units, and (ii) 33,676 shares that were issued on November 20, 2023 to various employees pursuant to the Company’s 2021 Employee Stock Purchase Plan, as amended, but excludes:

●	8,430 shares of common stock issuable upon exercise of outstanding stock options as of December 28, 2023 granted under the LBS 2013 Amended and Restated Employee, Director, and Consultant Equity Incentive Plan, as amended and restated, or the 2013 Plan, with a weighted-average exercise price of $1,054.60 per share;

●	574,956 shares of common stock issuable upon exercise of outstanding stock options as of December 28, 2023, granted under the 2021 Equity Incentive Plan, as amended, or the 2021 Plan, with a weighted-average exercise price of $4.21 per share, which includes a total of 78,160 shares of common stock issuable upon exercise of outstanding stock options each with an exercise price of $0.59 that were conditionally granted to our Chief Executive Officer and Chief Medical Officer on November 21, 2023 subject to sufficient shares available under the 2021 Plan;

●	82,086 shares of common stock issuable upon exercise of outstanding stock options as of December 28, 2023 granted under the 2021 Inducement Plan, with a weighted average exercise price of $4.90 per share;

●	312,780 shares of common stock issuable upon vesting of restricted stock units outstanding as of December 28, 2023, granted under the 2021 Plan, which includes a total of 66,000 shares of common stock issuable upon vesting of restricted stock units that were conditionally granted to our Chief Executive Officer and Chief Medical Officer on November 21, 2023 subject to sufficient shares available under the 2021 Plan;

●	50,144 shares of common stock issuable upon vesting of restricted stock units outstanding as of December 28, 2023, granted under the 2021 Inducement Plan;

●	62,200 shares of common stock issuable upon vesting of restricted performance stock units outstanding as of December 28, 2023; all of which were issued under the 2021 Plan which vest subject to certain milestones;

●	5,397 shares of common stock reserved for future issuance under the 2021 Plan as of December 28, 2023, which excludes a total of 144,610 shares of common stock issuable upon exercise of outstanding stock options and outstanding restricted stock units that were conditionally granted to our Chief Executive Officer and Chief Medical Officer on November 21, 2023 subject to sufficient shares being available under the 2021 Plan, as well as any future automatic increases in the number of shares of common stock reserved for future issuance under the 2021 Plan;

●	110,871 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan, or the ESPP, as of December 28, 2023, as well as any automatic increases in the number of shares of common stock reserved for future issuance under the ESPP;

●	863,214 shares of common stock reserved for issuance under the 2021 Inducement Plan as of September 1, 2023;

●	4,080,876 shares of common stock issuable upon exercise of outstanding warrants as of December 28, 2023 with a weighted-average exercise price of $8.63 per share; and

●	129 shares of common stock issuable upon conversion of the 200,000 outstanding shares of our Series A 4.5% Convertible Preferred Stock as of December 28, 2023, as well as any future shares of common stock issuable upon conversion of additional shares of Series A 4.5% Convertible Preferred Stock that may be issued as payment-in-kind dividends thereon in accordance with their terms.

3

RISK FACTORS SUMMARY

On September 1, 2023, the Company announced that it had entered into a research collaboration and license agreement with Giiant Pharma Inc. (“Giiant”) (the “Giiant License Agreement”) for the exclusive worldwide license to Giiant’s assets. As a result, the Company changed its strategic focus. To the extent that the risk factors contained herein contradict any risk factors contained in the Company’s recent periodic reports, the risk factors contained herein shall supersede. The risk factors contained in the Company’s recent periodic reports remain applicable to the Company.

The Company faces many risks and uncertainties, as more fully described in this Prospectus. Some of these risks and uncertainties are summarized below. The summary below does not contain all of the information that may be important to you, and you should read this summary together with the more detailed discussion of these risks and uncertainties contained in the Section entitled “Risk Factors.”

Risks Related to This Offering and our Securities

●	You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

●	Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively

●	The offering price will be set by the Company’s Board and does not necessarily indicate the actual or market value of the Company’s common stock.

●	Future sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of the Company’s shares of common stock.

●	Terms of subsequent financings may adversely impact the Company’s stockholders.

●	The Company does not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of the Company’s common stock

Risks Related to the Company’s Development, Commercialization and Regulatory Approval of the Company’s Investigational Therapies

●	The Company’s business depends on the successful pre-clinical and clinical development, regulatory approval and commercialization of its recently licensed therapeutic compound, PALI-2108.

●	There are substantial risks inherent in drug development, and, as a result, the Company may not be able to successfully develop PALI-2108 for commercial use.

●	The Company depends on its license agreement with Giiant to permit the Company to use patents and patent applications relating to PALI-2108. Termination of these rights or the failure to comply with obligations under this agreement could materially harm the Company’s business and prevent it from developing or commercializing its product candidates.

●	The Company expects that its operations and development of PALI-2108 will require substantially more capital than it currently has, and the Company cannot guarantee when or if it will be able to secure such additional funding.

●	There can be no assurance that the Company’s product candidates will obtain regulatory approval.

●	If pre-clinical and clinical studies of PALI-2108 do not yield successful results, then the Company will be unable to commercialize its product candidates.

●	Even if the Company’s clinical studies are successful and achieve regulatory approval, the approved product label may be more limited than the Company or analysts anticipate, which could limit the commercial prospects of PALI-2108.

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●	The Company may in the future conduct clinical trials for PALI-2108 outside the United States, and the FDA and applicable foreign regulatory authorities may not accept data from such trials.

●	The Company may rely on third-party CROs and other third parties to conduct and oversee its pre-clinical studies and clinical trials. If these third parties do not meet the Company’s requirements or otherwise conduct the studies or trials as required, the Company may not be able to satisfy its contractual obligations or obtain regulatory approval for, or commercialize, its product candidates.

●	The Company has entered into a collaborative research agreement with Giiant related to pre-clinical development, which will require the efforts of Giiant and its personnel, which are out of the Company’s control.

Risks Related to the Company’s Business

●	The Company has a very limited operating history and has never generated any revenues from product sales.

●	The Company’s business model assumes revenue from, among other activities, marketing or out-licensing the products the Company develops. PALI-2108 is in the early stages of development and because the Company has a short development history with PALI-2108, there is a limited amount of information about the Company upon which you can evaluate its business and prospects.

●	The Company has received a delisting notification from the Nasdaq Stock Market based on the Company’s Bid Price being under $1.00 for thirty (30) consecutive trading days. If the Company is not able to regain compliance with the applicable continued listing requirements or standards of The Nasdaq Capital Market, Nasdaq could delist its common stock.

●	The Company’s success depends on the attraction and retention of senior management and scientists with relevant expertise.

●	The Company may choose to discontinue developing or commercializing any of its product candidates, or may choose to not commercialize product candidates in approved indications, at any time during development or after approval, which could adversely affect the Company and its operations.

●	The Company’s inability to successfully in-license, acquire, develop and market additional product candidates or approved products would impair its ability to grow its business.

Risks Related to the Company’s Dependence on Third Parties

●	The Company expects to rely on collaborations with third parties for the successful development and commercialization of its product candidates.

●	The Company anticipates relying completely on third-party contractors to supply, manufacture and distribute clinical drug supplies for its product candidates.

Risks Related to the Company’s Financial Operations

●	The Company has expressed substantial doubt about its ability to continue as a going concern.

●	The Company has a history of net losses, and it expects to continue to incur net losses and may not achieve or maintain profitability.

●	Failure to remediate a material weakness in internal controls over financial reporting could result in material misstatements in the Company’s consolidated financial statements.

Risks Related to the Company’s Intellectual Property

●	The Company may not be able to obtain, maintain or enforce global patent rights or other intellectual property rights that cover its product candidates and technologies that are of sufficient breadth to prevent third parties from competing against the Company.

●	If the Company fails to comply with its obligations under its intellectual property license agreements, it could lose license rights that are important to its business.

Other Risks Related to the Company’s Securities

●	The Company will need to raise additional financing in the future to fund its operations, which may not be available to it on favorable terms or at all.

●	The stock price of the Company may be highly volatile.

●	If the Company fails to maintain proper and effective internal controls, its ability to produce accurate financial statements on a timely basis could be impaired.

●	The Company’s Board of Directors has broad discretion to issue additional securities, which might dilute the net tangible book value per share of its common stock for existing stockholders.

5

RISK FACTORS

Investing in the Company’s common stock involves a high degree of risk. The Company has described below a number of uncertainties and risks which, in addition to uncertainties and risks presented elsewhere in this Prospectus, may adversely affect its business, operating results and financial condition. This Prospectus does not describe all of those risks. You should carefully consider the risk factors described in this prospectus under the caption “Risks Related to This Offering and Our Securities” below. The uncertainties and risks enumerated below as well as those presented elsewhere in this Prospectus should be considered carefully when evaluating the Company, its business and the value of its securities. To the extent the term “product candidate” or “product candidates” are used, it refers to the current and potential future products of the Company. To the extent the term “clinical trial” or “clinical trials” are used, it refers to the extent applicable, to pre-clinical and clinical trials of the Company. On September 1, 2023, the Company announced that it had entered into the Giiant License Agreement with Giiant for the exclusive worldwide license to Giiant’s assets. As a result, the Company changed its strategic focus. To the extent that the risk factors contained herein contradict any risk factors contained in the Company’s recent periodic reports, the risk factors contained herein shall supersede. The risk factors contained in the Company’s recent periodic reports remain applicable to the Company.

Risks Related to This Offering and Our Securities

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of the common shares offered in this offering and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of approximately $        per share. In addition, our outstanding stock options, warrants and shares of our Series A 4.5% Convertible Preferred Stock are convertible into or exercisable for shares of our common stock. To the extent that such securities are exercised or converted into shares of our common stock, investors purchasing our securities in this offering may experience further dilution.

Moreover, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

6

The offering price will be set by the Company’s Board and does not necessarily indicate the actual or market value of the Company’s common stock.

Our Board (or a committee thereof) will approve the offering price and other terms of this offering after considering, among other things: the number of shares authorized in our certificate of incorporation; the current market price of our common stock; trading prices of our common stock over time; the volatility of our common stock; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the common stock.

Future sales of a significant number of the Company’s shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of the Company’s shares of common stock.

Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, including from the exercise of warrant or sales of common stock issuable thereunder, could depress the market price of our shares of common stock and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of common stock are being offered by this prospectus. We cannot predict the number of these shares that might be sold nor the effect that future sales of our shares of common stock, including shares issuable upon the exercise of warrants, would have on the market price of our shares of common stock.

Terms of subsequent financings may adversely impact the Company’s stockholders.

To finance our future business plans and working capital needs, we will have to raise funds through the issuance of equity or debt securities in addition to this offering. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock and warrants could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be senior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock and the value of the warrants could be negatively impacted.

The Company does not currently intend to pay dividends on the Company’s common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of the Company’s common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our Board, we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

Risks Related to the Company’s Development, Commercialization and Regulatory Approval of the Company’s Investigational Therapies

The Company’s business depends on the successful pre-clinical and clinical development, regulatory approval, and commercialization of its recently licensed therapeutic compound, PALI-2108.

On September 1, 2023, the Company announced that it had entered into a research collaboration and license agreement with Giiant, pursuant to which the Company licensed all of Giiant’s current and future technologies, including PALI-2108. PALI-2108 is a pre-clinical asset and the Company’s only asset being actively developed. The success of the Company depends on the development PALI-2108 which is subject to a number of risks, including:

●	the continued enforceability of the Company’s research collaboration and license agreement with Giiant;

●	the successful completion of pre-clinical and Individual New Drug Application (“IND”) or Canadian Clinical Trial Application (“CTA”) enabling studies and research;

●	the submission and approval of an IND or CTA;

●	the Company’s ability to develop clinical trial designs and protocols;

●	the successful initiation and completion of its planned pre-clinical and clinical trials;

●	the approval by the U.S. Food and Drug Administration (“FDA”) or other regulatory authority to commence the marketing of the Company’s product candidates;

●	the Company and its third-party contractors, if applicable, achieving and maintaining compliance with their contractual obligations and with applicable regulatory requirements;

●	the ability of the Company’s contract manufacturers to manufacture sufficient supply of the Company’s product candidates to meet the required clinical trial and commercial supplies;

●	the ability of the Company’s contract manufacturers to remain in good standing with regulatory agencies and to develop, validate and maintain commercially viable manufacturing facilities and processes that are compliant with cGMP;

●	the Company’s ability to obtain favorable labeling for its product candidates through regulators that allows for successful commercialization;

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●	acceptance by physicians, insurers and payors, and patients of the quality, benefits, safety and efficacy of the Company’s product candidates, if approved, including relative to alternative and competing treatments;

●	the Company’s ability to price its product candidates to recover the Company’s development costs and applicable milestone or royalty payments, and generate a satisfactory profit margin; and

●	the Company’s ability and its applicable collaboration and licensing partners’ ability to establish and enforce intellectual property rights related to the product candidates and technologies.

If the Company does not achieve one or more of these factors, many of which are beyond its control, in a timely manner or at all, the Company could experience significant delays or an inability to obtain regulatory approvals or commercialize its proposed product candidate. Such delays may result in increased costs and the failure to complete any required regulatory activity. Even if regulatory approvals are obtained, the Company may never be able to successfully commercialize its product candidates. Accordingly, the Company cannot make assurances that it will ever be able to generate sufficient revenue through the sale of any product candidates, if approved, to internally fund its business.

There are substantial risks inherent in drug development, and, as a result, the Company may not be able to successfully develop PALI-2108 for commercial use.

The Company’s research and development efforts are focused on a therapeutic based on PDE4 inhibitors. The Company’s development of PALI-2108 is in the early stages. However, such technology’s commercial feasibility and acceptance in the Company’s target indication of inflammatory bowel disease (“IBD”) are unknown. Scientific research and development requires significant amounts of capital and takes a long time to reach commercial viability, if it can be achieved at all. During the research and development process, the Company may experience technological barriers that it may be unable to overcome. Further, certain underlying premises in the Company’s development programs are not proven. Because of these and similar uncertainties, it is possible that the Company’s product candidates will not reach commercialization. If the Company is unable to successfully develop and commercialize its product candidates, the Company will be unable to generate revenue or build a sustainable or profitable business.

The Company depends on its license agreement with Giiant to permit the Company to use patents and patent applications relating to PALI-2108. Termination of these rights or the failure to comply with obligations under this agreement could materially harm the Company’s business and prevent it from developing or commercializing its product candidates.

The Company is a party to a license agreement with Giiant under which the Company is granted rights to patents and patent applications that are important to its business. The Company relies on this license agreement in order to be able to use various proprietary technologies that are material to its business, including certain patents and patent applications that cover PALI-2108. The Company’s rights to use these patents and patent applications and employ the inventions claimed in these licensed patents are subject to the continuation of and its compliance with the terms of its license agreement. If the Company fails to comply with any of its obligations under the license agreement with Giiant, Giiant may have the right to terminate the license agreement, in which event the Company would not be able to continue the development of PALI-2108. Additionally, disputes may arise under the license agreement regarding the intellectual property that is subject to such license agreement. If disputes over intellectual property that the Company has licensed or in the future licenses, prevent or impair its ability to maintain any of its license agreements on acceptable terms, the Company may be unable to successfully develop and commercialize the affected product candidates and technologies.

Pre-clinical and clinical drug development is very expensive, time-consuming and uncertain.

The pre-clinical and clinical development of product candidates is very expensive, time-consuming, difficult to design and implement, and the outcomes are inherently uncertain. Most product candidates that commence clinical trials are never approved by regulatory authorities for commercialization and of those that are approved, many do not cover their costs of development. In addition, the Company, any partner with which it may in the future collaborate, the FDA, or other regulatory authorities, including state and local agencies and counterpart agencies in foreign countries, or institutional review boards (“IRB”) at the Company’s trial sites, may suspend, delay, require modifications to or terminate the Company’s clinical trials, once begun, at any time.

The Company expects that its operations and development of PALI-2108 will require substantially more capital than it currently has, and the Company cannot guarantee when or if it will be able to secure such additional funding.

The Company has historically funded its operations and prior development efforts through the sale of its securities. Based on the Company’s existing cash resources and its current or future plan of operations, the Company may not have adequate capital to complete its anticipated pre-clinical or clinical development or fund operations. Moreover, the Company cannot guarantee that its cash resources are sufficient to provide for the Company’s working capital needs and complete any anticipated pre-clinical and clinical research and studies. As a result, the Company may need to secure additional financing. If the Company is not able to obtain financing in the future or on acceptable terms, it may have to curtail its research and development efforts as well as its operations.

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There can be no assurance that the Company’s product candidates will obtain regulatory approval.

The sale of human therapeutic products in the U.S. and foreign jurisdictions is subject to extensive and time-consuming regulatory approval which requires, among other things:

●	pre-clinical data required for the submission of an IND or CTA;

●	controlled research and human clinical testing;

●	establishment of the safety and efficacy of the product;

●	government review and approval of a submission containing manufacturing, pre-clinical and clinical data; and

●	adherence to cGMP regulations during production and storage.

The proposed product candidate the Company currently has under development, PALI-2108, will require significant development, pre-clinical and clinical testing and the investment of significant funds to gain regulatory approval before it can be commercialized. The results of the Company’s research and human clinical testing of PALI-2108 may not meet regulatory requirements. If approved, PALI-2108 may also require the completion of post-market studies. There can be no assurance that PALI-2108 will be successfully developed and approved. The process of completing pre-clinical and clinical testing and obtaining required approvals is expected to take a number of years and require the use of substantial resources. Further, there can be no assurance that PALI-2108 will be shown to be safe and effective in clinical trials or receive applicable regulatory approvals. If the Company fails to obtain regulatory approvals, it will not be able to market PALI-2108 and its operations may be adversely affected.

If pre-clinical and clinical studies of PALI-2108 do not yield successful results, then the Company will be unable to commercialize its product candidates.

The Company must demonstrate that PALI-2108 is safe and efficacious in humans through extensive pre-clinical and clinical testing. The Company’s research and development programs are at an early stage of development. The Company may experience numerous unforeseen events during, or as a result of, the testing process that could delay or prevent commercialization of any products, including the following:

●	the results of pre-clinical studies may be inconclusive, or they may not be indicative of results that will be obtained in human clinical trials;

●	safety and efficacy results attained in early human clinical trials, if approved, may not be indicative of results that are obtained in later clinical trials;

●	after reviewing test results, the Company may abandon projects that it previously believed to be promising;

●	the Company or its regulators may suspend or terminate clinical trials because the participating subjects or patients are being exposed to unacceptable health risks; and

●	PALI-2108 may not have the desired effects or may include undesirable side effects or other characteristics that preclude regulatory approval or limit their commercial use if approved.

It may take the Company longer than it projects to complete pre-clinical studies and clinical trials, and the Company may not be able to complete them at all.

Although for planning purposes the Company projects the commencement, continuation and completion of its pre-clinical studies and clinical trials; a number of factors, including scheduling conflicts with participating researchers and/or clinicians and research or clinical institutions, and difficulties in identifying or enrolling patients who meet trial eligibility criteria, may cause significant delays. The Company may not commence or complete pre-clinical studies or clinical trials involving PALI-2108 as projected or may not conduct them successfully.

Even if the Company’s clinical studies are successful and achieve regulatory approval, the approved product label may be more limited than the Company or analysts anticipate, which could limit the commercial prospects of PALI-2108.

At the time therapeutic drugs are approved for marketing, they are given a “product label” from the FDA or other regulatory body. In most countries this label sets forth the approved indication for marketing, and identifies potential safety concerns for prescribing physicians and patients. While the Company intends to seek as broad a product label as possible for PALI-2108, the Company may receive a narrower label than is expected by either the Company or third parties, such as stockholders and securities analysts. For example, any approved products may only be indicated to treat refractory patients (i.e., those who have failed some other first-line therapy). Similarly, it is possible that only a specific sub-set of patients safely responds to PALI-2108. As a result, even if successful in clinical trials, PALI-2108 could be approved only for a subset of patients. Additionally, safety considerations may result in contraindications that could further limit the scope of an approved product label. Any of these or other safety and efficacy considerations could limit the commercial prospects, including market size, of PALI-2108.

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Even if PALI-2108 is approved for commercialization, future regulatory reviews or inspections may result in its suspension or withdrawal, closure of a facility or enforcement of substantial fines.

If regulatory approval to sell PALI-2108 is received, regulatory agencies will subject PALI-2108, as well as the manufacturing facilities, to continual review and periodic inspection. If previously unknown problems with a product or manufacturing and laboratory facility are discovered, or the Company fails to comply with applicable regulatory approval requirements, a regulatory agency may impose restrictions on PALI-2108 or the Company. The agency may require the withdrawal of PALI-2108 from the market, closure of the facility or enforcement of substantial fines.

The Company may in the future conduct clinical trials for PALI-2108 outside the United States, and the FDA and applicable foreign regulatory authorities may not accept data from such trials.

The Company may in the future choose to conduct clinical trials outside of the U.S. Although the FDA or applicable foreign regulatory authority may accept data from clinical trials conducted outside the U.S. or the applicable jurisdiction, acceptance of such study data by the FDA or applicable foreign regulatory authority may be subject to certain conditions or exclusion. Where data from foreign clinical trials are intended to serve as the basis for marketing approval in the United States, the FDA will not approve the application on the basis of foreign data alone unless such data are applicable to the U.S. population and U.S. medical practice; the studies were performed by clinical investigators of recognized competence; and the data are considered valid without the need for an on-site inspection by the FDA or, if the FDA considers such an inspection to be necessary, the FDA is able to validate the data through an on-site inspection or other appropriate means. Many foreign regulatory bodies have similar requirements. In addition, such foreign studies would be subject to the applicable local laws of the foreign jurisdictions where the studies are conducted. There can be no assurance the FDA or applicable foreign regulatory authority will accept data from trials conducted outside of the United States or the applicable home country. If the FDA or applicable foreign regulatory authority does not accept such data, it would likely result in the need for additional trials, which would be costly and time-consuming and delay aspects of the Company’s business plan.

The Company may rely on third-party CROs and other third parties to conduct and oversee its pre-clinical studies and clinical trials. If these third parties do not meet the Company’s requirements or otherwise conduct the studies or trials as required, the Company may not be able to satisfy its contractual obligations or obtain regulatory approval for, or commercialize, its product candidates.

The Company may rely on third-party CROs to conduct and oversee its anticipated pre-clinical studies and clinical trials and other aspects of product development. The Company also expects to rely on various medical institutions, clinical investigators and contract laboratories to conduct its trials in accordance with the Company’s clinical protocols and all applicable regulatory requirements, including the FDA’s regulations and good clinical practice (“GCP”) requirements, which are an international standard meant to protect the rights and health of patients and to define the roles of clinical trial sponsors, administrators and monitors, and state regulations governing the handling, storage, security and recordkeeping for drug and biologic products. These CROs and other third parties are expected to play a significant role in the conduct of these trials and the subsequent collection and analysis of data from the clinical trials. The Company expects to rely heavily on these parties for the execution of its clinical trials and pre-clinical studies and will control only certain aspects of their activities. The Company and its CROs and other third-party contractors will be required to comply with GCP and good laboratory practice (“GLP”) requirements, which are regulations and guidelines enforced by the FDA and comparable foreign regulatory authorities. Regulatory authorities enforce these GCP and GLP requirements through periodic inspections of trial sponsors, principal investigators and trial sites. If the Company or any of these third parties fail to comply with applicable GCP and GLP requirements, or reveal noncompliance from an audit or inspection, any clinical data generated in the Company’s clinical trials may be deemed unreliable and the FDA or other regulatory authorities may require the Company to perform additional clinical trials before approving the Company’s or the Company’s partners’ marketing applications. The Company cannot assure that upon inspection by a given regulatory authority, such regulatory authority will determine whether or not any of the Company’s clinical or pre-clinical trials comply with applicable GCP and GLP requirements. In addition, the Company’s clinical trials generally must be conducted with compounds produced under cGMP regulations. The Company’s failure to comply with these regulations and policies may require it to repeat clinical trials, which would be costly and delay the regulatory approval process. If any of the Company’s CROs were to terminate their involvement with the Company, there is no assurance that the Company would be able to enter into arrangements with alternative CROs or do so on commercially reasonable terms.

The successful commercialization of PALI-2108, if approved, will depend in part on the extent to which government authorities and health insurers establish adequate reimbursement levels and pricing policies.

Sales of any approved drug candidate will depend in part on the availability of coverage and reimbursement from third-party payers such as government insurance programs, including Medicare and Medicaid, private health insurers, health maintenance organizations and other health care related organizations, who are increasingly challenging the price of medical products and services. Accordingly, coverage and reimbursement may be uncertain. Adoption of any drug by the medical community may be limited if third-party payers will not offer coverage. Additionally, significant uncertainty exists as to the reimbursement status of newly approved drugs. Cost control initiatives may decrease coverage and payment levels for any drug and, in turn, the price that we will be able to charge and/or the volume of our sales. The Company is unable to predict all changes to the coverage or reimbursement methodologies that will be applied by private or government payers. Any denial of private or government payer coverage or inadequate reimbursement could harm the Company’s business or future revenues, if any. If the Company partners with third parties with respect to any of its product candidates, the Company may be reliant on that partner to obtain reimbursement from government and private payors for the drug, if approved, and any failure of that partner to establish adequate reimbursement could have a negative impact on the Company’s revenues and profitability.

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In addition, both the federal and state governments in the United States and foreign governments continue to propose and pass new legislation, regulations, and policies affecting coverage and reimbursement rates, which are designed to contain or reduce the cost of health care. Further federal and state proposals and healthcare reforms are likely, which could limit the prices that can be charged for the product candidates that the Company develops and may further limit the Company’s commercial opportunity. There may be future changes that result in reductions in potential coverage and reimbursement levels for the Company’s product candidates, if approved and commercialized, and the Company cannot predict the scope of any future changes or the impact that those changes would have on its operations.

If future reimbursement for PALI-2108, subject to approval, are substantially less than projected, or rebate obligations associated with them are substantially greater than expected, the Company’s future net revenue and profitability, if any, could be materially diminished.

The Company faces potential product liability exposure, and if successful claims are brought against the Company, it may incur substantial liability for a product candidate and may have to limit its commercialization.

The use of the Company’s product candidates in clinical trials and the sale of any products for which the Company obtains marketing approval exposes it to the risk of product liability claims. Product liability claims might be brought against the Company by clinical trial participants, consumers, health-care providers, pharmaceutical companies, or others selling the Company’s products. If the Company cannot successfully defend itself against these claims, it may incur substantial liabilities. Regardless of merit or eventual outcomes of such claims, product liability claims may result in:

●	decreased demand for the Company’s product candidates;

●	impairment of the Company’s business reputation;

●	withdrawal of clinical trial participants;

●	costs of litigation;

●	substantial monetary awards to patients or other claimants; and

●	loss of revenues.

The Company’s insurance coverage may not be sufficient to reimburse it for all expenses or losses it may suffer. Moreover, insurance coverage is becoming increasingly expensive and, in the future, the Company may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect it against losses.

Even if a product candidate obtains regulatory approval, it may fail to achieve the broad degree of physician and patient adoption and use necessary for commercial success.

The commercial success of the Company’s product candidates, if approved, will depend significantly on attaining broad adoption and use of the drug by physicians and patients. The degree and rate of physician and patient adoption of a product, if approved, will depend on a number of factors, including but not limited to:

●	patient demand for approved products that treat the indication for which they are approved;

●	the effectiveness of a product compared to other available therapies or treatment regimens;

●	the availability of coverage and adequate reimbursement from managed care plans and other healthcare payors;

●	the cost of treatment in relation to alternative treatments and willingness to pay on the part of patients;

●	insurers’ willingness to see the applicable indication as a disease worth treating;

●	proper administration by physicians or patients;

●	patient satisfaction with the results, administration and overall treatment experience;

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●	limitations or contraindications, warnings, precautions or approved indications for use different than those sought by the Company that are contained in the final FDA-approved labeling, or other authoritative regulatory body approved labeling, for the applicable product;

●	any FDA requirement, or other authoritative regulatory body requirement, to undertake a risk evaluation and mitigation strategy;

●	the effectiveness of the Company’s sales, marketing, pricing, reimbursement and access, government affairs, and distribution efforts;

●	adverse publicity about a product or favorable publicity about competitive products;

●	new government regulations and programs, including price controls and/or limits or prohibitions on ways to commercialize drugs, such as increased scrutiny on direct-to-consumer advertising of pharmaceuticals; and

●	potential product liability claims or other product-related litigation.

If any of the Company’s product candidates are approved for use but fail to achieve the broad degree of physician and patient adoption necessary for commercial success, the Company’s operating results and financial condition will be adversely affected, which may delay, prevent or limit its ability to generate revenue and continue its business.

The Company has entered into a collaborative research agreement with Giiant related to pre-clinical development, which will require the efforts of Giiant and its personnel, which are out of the Company’s control.

The license agreement with Giiant provides for certain joint research and development of PALI-2108 related to pre-clinical studies and development. The Company’s business strategy relies on such collaboration to shorten the time required to file and IND and accelerate the knowledge transfer of trade secrets and other know-how associated with the licensed technologies. Overall, the success of the development PALI-2108 will depend on the Company’s ability to manage such relationship, and to a certain extent, to the efforts of Giiant, which are beyond the Company’s control.

Risks Related to the Company’s Business

The Company has a very limited operating history and has never generated any revenues from product sales.

The Company is a biopharmaceutical company with a very limited operating history that may make it difficult to evaluate the success of its business to date and to assess its future viability. The Company was initially formed in 2001 and its operations, to date, have been limited to business planning, raising capital and other research and development activities related to its product candidates. The Company has not yet demonstrated an ability to successfully complete any clinical trials and has never completed the development of any product candidate, nor has it ever generated any revenue from product sales or otherwise. Consequently, the Company has no meaningful operations upon which to evaluate its business, and predictions about its future success or viability may not be as accurate as they could be if it had a longer operating history or a history of successfully developing and commercializing biopharmaceutical products.

The Company’s business model assumes revenue from, among other activities, marketing or out-licensing the products the Company develops. PALI-2108 is in the early stages of development and because the Company has a short development history with PALI-2108, there is a limited amount of information about the Company upon which you can evaluate its business and prospects.

The Company has no approved drugs and thus have not begun to market or generate revenues from the commercialization of any products. The Company recently in-licensed PALI-2108 and accordingly, has only a limited history upon which one can evaluate its ability to develop PALI-2108 as it is still at an early stage of development. Thus, the Company has limited experience and has not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the biopharmaceutical area. For example, to execute the Company’s business plan, it will need to successfully:

●	Execute product development activities using unproven technologies;

●	Build, maintain, and protect a strong intellectual property portfolio;

●	Demonstrate safety and efficacy of the Company’s drug candidates in multiple human clinical studies;

●	Receive FDA approval and approval from similar foreign regulatory bodies;

●	Gain market acceptance for the development and commercialization of any drugs the Company develops;

●	Ensure the Company’s products are reimbursed by commercial and/or government payors at a rate that permits commercial viability;

●	Develop and maintain successful strategic relationships with suppliers, distributors, and commercial licensing partners;

●	Manage the Company’s spending and cash requirements as its expenses will increase in the near term if the Company adds programs and additional pre-clinical and clinical trials; and

●	Effectively market any products for which the Company obtains marketing approval.

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If the company is unsuccessful in accomplishing these objectives, it may not be able to develop products, raise capital, expand its business or continue its operations.

The Company has received a delisting notification from the Nasdaq Stock Market based on the Company’s Bid Price being under $1.00 for thirty (30) consecutive trading days. If the Company is not able to regain compliance with the applicable continued listing requirements or standards of The Nasdaq Capital Market, Nasdaq could delist its common stock.

The Company’s ability to publicly or privately sell equity securities and the liquidity of its common stock could be adversely affected if is delisted from the Nasdaq Capital Market or if it is unable to transfer its listing to another stock market. In order to maintain this listing, it must satisfy minimum financial and other continued listing requirements and standards, including a requirement to maintain a minimum bid price of the Company’s common stock of $1.00 per share (“Minimum Bid Price Requirement”). On October 19, 2023, the Company received notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that for 30 consecutive trading days preceding the date of the Notice, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). Under Nasdaq Listing Rule 5810(c)(3)(A), the Company has until April 16, 2024 to regain compliance with the Minimum Bid Price Requirement. If at any time during this period the closing bid price of the Company’s common stock is at least $1.00 for a minimum of 10 consecutive business days, the Company will regain compliance with the Minimum Bid Price Requirement and its common stock will continue to be eligible for listing on The Nasdaq Capital Market absent noncompliance with any other requirement for continued listing. In the event that the Company does not regain compliance by April 16, 2024, the Company may be eligible for an additional 180 calendar day grace period if the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market with the exception of bid price, and the Company provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

If the Company does not regain compliance within the allotted compliance period, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company will then be entitled to appeal the determination to a Nasdaq Listing Qualifications Panel and request a hearing. The Company cannot be sure that its share price will comply with the requirements for continued listing of its shares on the Nasdaq Capital Market in the future or that it will comply with the other continued listing requirements.

Notwithstanding, the Company cannot assure you that, in the future, its securities will meet the continued listing requirements to be listed on Nasdaq. If the Company’s common stock is delisted by Nasdaq, it could lead to a number of negative implications, including an adverse effect on the price of its common stock, increased volatility in its common stock, reduced liquidity in its common stock, a limited availability of market quotations for the Company’s common stock, the loss of federal preemption of state securities laws and greater difficulty in obtaining financing. In addition, delisting of the Company’s common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in its common stock, could result in a loss of current or future coverage by certain sell-side analysts and might deter certain institutions and persons from investing in the Company’s securities at all. Delisting could also cause a loss of confidence from the Company’s collaborators, vendors, suppliers and employees, which could harm its business and future prospects.

If the Company’s common stock is delisted by Nasdaq, its common stock may be eligible to trade on the OTC Bulletin Board, OTCQB or another over-the-counter market. Any such alternative would likely result in it being more difficult for us to raise additional capital through the public or private sale of equity securities and for investors to dispose of or obtain accurate quotations as to the market value of, its common stock. In addition, there can be no assurance that the Company’s common stock would be eligible for trading on any such alternative exchange or markets. Moreover, if the Company’s common stock is delisted, it may come within the definition of “penny stock” under the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For example, the Company and/or broker-dealers are required to make a special suitability determination for purchases of such securities and must receive a purchaser’s written consent to the transaction prior to any purchase. Additionally, unless exempt, prior to a transaction involving a penny stock, the penny stock rules require the delivery of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer must also disclose the commissions payable to the broker-dealer, current quotations for the securities and, if the broker-dealer is the sole market-maker for the security, the fact that they are the sole market-maker and their presumed control over the market. Finally, monthly statements disclosing recent price information on the limited market in penny stocks must be sent to holders of such penny stocks. These requirements may reduce trading activity in the secondary market for the Company’s common stock and may impact the ability or willingness of broker-dealers to sell its securities which could limit the ability of stockholders to sell their securities in the public market and limit the

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The Company’s success depends on the attraction and retention of senior management and scientists with relevant expertise.

The Company’s future success depends to a significant extent on the continued services of its key employees, including its senior scientific, technical and managerial personnel. The Company does not maintain key person life insurance for any of its executives and it does not maintain employment agreements with many senior employees. Competition for qualified employees in the pharmaceutical industry is high, and the Company’s ability to execute its strategy will depend in part on our ability to continue to attract and retain qualified scientists and management. If the Company is unable to find, hire and retain qualified individuals, it will have difficulty implementing its business plan in a timely manner, or at all.

The Company may choose to discontinue developing or commercializing any of its product candidates, or may choose to not commercialize product candidates in approved indications, at any time during development or after approval, which could adversely affect the Company and its operations.

At any time, the Company may decide to discontinue the development of, or temporarily pause the development of, any of its product candidates then in existence, for a variety of reasons, including the appearance of new technologies that make its product candidates obsolete, competition from a competing product or changes in or failure to comply with applicable regulatory requirements. If the Company temporarily pauses or terminates a program in which it has invested significant resources, the Company will not receive any return on its investment and it will have missed the opportunity to have allocated those resources to potentially more productive uses which could have an adverse effect on the Company and its business.

The Company’s inability to successfully in-license, acquire, develop and market additional product candidates or approved products would impair its ability to grow its business.

PALI-2108 is currently the Company’s only product candidate being actively developed. The Company may in-license, acquire, develop and market additional products and product candidates. Since the Company’s internal research and development capabilities are limited, it may be dependent on pharmaceutical companies, academic or government scientists and other researchers to sell or license products or technology to it. The success of this strategy depends partly on the Company’s ability to identify and select promising pharmaceutical product candidates and products, negotiate licensing or acquisition agreements with their current owners, and finance these arrangements.

The process of identifying, negotiating and implementing a license or acquisition of a product candidate or approved product is lengthy and complex. Other companies, including some with substantially greater financial, marketing, sales and other resources, may compete with the Company for the license or acquisition of product candidates and approved products. Moreover, the Company may devote resources to potential acquisitions or licensing opportunities that are never completed, or the Company may fail to realize the anticipated benefits of such efforts. The Company may not be able to acquire the rights to additional product candidates on terms that it finds acceptable or at all.

Further, any product candidate that the Company acquires or licenses may require additional development efforts prior to commercial sale, including pre-clinical or clinical testing and approval by the FDA and applicable foreign regulatory authorities. All product candidates are prone to risks of failure typical of pharmaceutical product development, including the possibility that a product candidate will not be shown to be sufficiently safe and effective for approval by regulatory authorities. In addition, the Company cannot provide assurance that any approved products that it acquires will be manufactured or sold profitably or achieve market acceptance.

The Company may seek to avail itself of mechanisms to expedite the development or approval for product candidates it may pursue in the future, such as Fast Track or breakthrough designation, but such mechanisms may not actually lead to a faster development or regulatory review or approval process.

The Company may seek to avail itself of Fast Track designation, breakthrough designation, or priority review for product candidates it may pursue in the future. For example, if a drug is intended for the treatment of a serious or life-threatening condition and the drug demonstrates the potential to address unmet medical needs for this condition, the drug sponsor may apply for FDA Fast Track designation. However, the FDA has broad discretion with regard to these mechanisms, and even if the Company believes a particular product candidate is eligible for any such mechanism, it cannot guarantee that the FDA would decide to grant it. Even if the Company believes a product candidate meets the criteria for designation as a breakthrough therapy, the FDA may disagree and instead determine not to make such designation. Even if it does obtain Fast Track or priority review designation or pursue an accelerated approval pathway, the Company may not experience a faster development process, review, or approval compared to conventional FDA procedures. The FDA may withdraw a particular designation if it believes that the designation is no longer supported by data from the Company’s clinical development program.

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Risks Related to the Company’s Dependence on Third Parties

The Company expects to rely on collaborations with third parties for the successful development and commercialization of its product candidates.

The Company expects to rely upon the efforts of third parties for the successful development and commercialization of the Company’s product candidates. The clinical and commercial success of the Company’s product candidates may depend upon maintaining successful relationships with third-party partners which are subject to a number of significant risks, including the following:

●	the Company’s partners’ ability to execute their responsibilities in a timely, cost-efficient and compliant manner;

●	reduced control over delivery and manufacturing schedules;

●	price increases;

●	manufacturing deviations from internal or regulatory specifications;

●	quality incidents;

●	the failure of partners to perform their obligations for technical, market or other reasons;

●	misappropriation of the Company’s product candidates; and

●	other risks in potentially meeting the Company’s product commercialization schedule or satisfying the requirements of its end-users.

The Company cannot provide assurance that it will be able to establish or maintain third-party relationships in order to successfully develop and commercialize its product candidates.

The Company anticipates relying completely on third-party contractors to supply, manufacture and distribute clinical drug supplies for its product candidates.

The Company does not currently have, nor does it plan to acquire, the infrastructure or capability to supply, store, manufacture or distribute pre-clinical, clinical or commercial quantities of drug substances or products. Additionally, the Company has not entered into a long-term commercial supply agreement to provide it with such drug substances or products. As a result, the Company’s ability to develop its product candidates is dependent, and the Company’s ability to supply its products commercially will depend, in part, on the Company’s ability to obtain the active pharmaceutical ingredients (“APIs”) and other substances and materials used in its product candidates successfully from third parties and to have finished products manufactured by third parties in accordance with regulatory requirements and in sufficient quantities for pre-clinical and clinical testing and commercialization. If the Company fails to develop and maintain supply and other technical relationships with these third parties, it may be unable to continue to develop or commercialize its products and product candidates, which could adversely affect the Company and its business.

The Company is dependent on its contract suppliers and manufacturers for day-to-day compliance with applicable laws and cGMPs for production of both APIs and finished products. If the safety or quality of any product or product candidate or component is compromised due to a failure to adhere to applicable laws or for other reasons, the Company may not be able to commercialize or obtain regulatory approval for the affected product or product candidates successfully, and the Company may be held liable for injuries sustained as a result.

The Company expects to continue to depend on third-party contract suppliers and manufacturers. The Company’s supply and manufacturing agreements do not guarantee that a contract supplier or manufacturer will provide services adequate for its needs. Additionally, any damage to or destruction of the Company’s third-party manufacturer’s or suppliers’ facilities or equipment, even by force majeure, may significantly impair the Company’s ability to have its products and product candidates manufactured on a timely basis. The Company’s reliance on contract manufacturers and suppliers further exposes it to the possibility that they, or third parties with access to their facilities, will have access to and may misappropriate the Company’s trade secrets or other proprietary information. In addition, the manufacturing facilities of certain of the Company’s suppliers may be located outside of the United States. This may give rise to difficulties in importing the Company’s products or product candidates or their components into the United States or other countries.

Risks Related to the Company’s Financial Operations

The Company has expressed substantial doubt about its ability to continue as a going concern.

Management has determined that there is substantial doubt about the Company’s ability to continue as a going concern for a period of one year following the date of its most recently quarterly report on Form 10-Q filed with the SEC on November 9, 2023. This determination was based on conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued, including: (i) the probability that significant changes to the Company’s anticipated level of operations, due to factors that are within or outside of the Company’s control, would cause the Company’s available cash as of the date of this filing to not be sufficient to fund its anticipated level of operations for the next 12 months; and (ii) the uncertainties of the cost and timing of the Company’s efforts to in-license or acquire a new product candidate. The Company’s future consolidated financial statements may include a similar qualification about its ability to continue as a going concern. The Company’s year-end and interim consolidated financial statements were prepared assuming that it will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty.

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If the Company seeks additional financing to fund its business activities in the future and there remains substantial doubt about its ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to the Company on commercially reasonable terms or at all.

The Company has a history of net losses, and it expects to continue to incur net losses and may not achieve or maintain profitability.

The Company has incurred net losses since our inception, including net losses of $14.3 million and $9.3 million for the year ended December 31, 2022 and the nine months ended September 30, 2023, respectively. The Company expects that its operating losses will continue for the foreseeable future as it continues its drug development and discovery efforts. To achieve profitability, it must, either directly or through licensing and/or partnering relationships, meet certain milestones, successfully develop and obtain regulatory approval for one or more drug candidates and effectively manufacture, market and sell any drugs we successfully develop. Even if the Company is able to successfully commercialize product candidates that receive regulatory approval, it may not be able to realize revenues at a level that would allow it to achieve or sustain profitability. Accordingly, the Company may never generate significant revenue and, even if it does generate significant revenue, it may never achieve profitability.

Failure to remediate a material weakness in internal controls over financial reporting could result in material misstatements in the Company’s consolidated financial statements.

The Company’s management has identified a material weakness in its internal control over financial reporting. The material weakness was due to a lack of controls in the financial closing and reporting process, including a lack of segregation of duties and the documentation and design of formalized processes and procedures surrounding the creation and posting of journal entries and account reconciliations. Additionally, the Company’s management identified a material weakness in its internal control over the fair value calculation of options granted during the quarter ended June 30, 2021, although management concluded that this material weakness has been remediated in the year ended December 31, 2022.

If the Company’s remaining material weakness, which management concluded is still present as of the date of these financial statements, is not remediated, or if the Company identifies further material weaknesses in its internal controls, the Company’s failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in its consolidated financial statements and a failure to meet its reporting and financial obligations.

Changing circumstances and market conditions, some of which may be beyond the Company’s control, could impair its ability to access our existing cash and cash equivalents and investments and to timely pay key vendors and others.

Changing circumstances and market conditions, some of which may be beyond the Company’s control, could impair its ability to access its existing cash and cash equivalents and investments and to timely pay key vendors and others. For example, on March 10, 2023, Silicon Valley Bank (“SVB”) was placed into receivership with the Federal Deposit Insurance Corporation (“FDIC”), which resulted in all funds held at SVB being temporarily inaccessible by SVB’s customers. Although the Company does not have any funds at SVB, if other banks and financial institutions with whom the Company has banking relationships enter receivership or become insolvent in the future in response to financial conditions affecting the banking system and financial markets, the Company may be unable to access, and the Company may lose, some or all of its existing cash and cash equivalents to the extent those funds are not insured or otherwise protected by the FDIC. In addition, in such circumstances the Company might not be able to timely pay key vendors and others. The Company regularly maintains cash balances that are not insured or are in excess of the FDIC’s insurance limit. Any delay in the Company’s ability to access its cash and cash equivalents (or the loss of some or all of such funds) or to timely pay key vendors and others could have a material adverse effect on the Company’s operations and cause it to need to seek additional capital sooner than planned.

Risks Related to the Company’s Intellectual Property

The Company may not be able to obtain, maintain or enforce global patent rights or other intellectual property rights that cover its product candidates and technologies that are of sufficient breadth to prevent third parties from competing against the Company.

The Company’s success with respect to its current and future product candidates will depend, in part, on its ability to obtain and maintain patent protection in both the U.S. and other countries, to preserve its trade secrets and to prevent third parties from infringing on its proprietary rights. The Company’s ability to protect its product candidates from unauthorized or infringing use by third parties depends in substantial part on its ability to obtain and maintain valid and enforceable patents around the world.

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The patent application process, also known as patent prosecution, is expensive and time-consuming, and the Company and its current or future licensors and licensees may not be able to prepare, file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner in all the countries that are desirable. It is also possible that the Company or its current licensors, or any future licensors or licensees, will fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. Therefore, these and any of the Company’s patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of its business. Moreover, the Company’s competitors independently may develop equivalent knowledge, methods and know-how or discover workarounds to the Company patents that would not constitute infringement. Any of these outcomes could impair the Company’s ability to enforce the exclusivity of its patents effectively, which may have an adverse impact on its business, financial condition and operating results.

The Company’s ability to obtain, maintain and enforce patents is uncertain and involves complex legal and factual questions especially across countries. Accordingly, rights under any existing patents or any patents the Company might obtain or license may not cover its product candidates or may not provide the Company with sufficient protection for its product candidates to afford a sustainable commercial advantage against competitive products or processes, including those from branded, generic and over-the-counter pharmaceutical companies. In addition, the Company cannot guarantee that any patents or other intellectual property rights will issue from any pending or future patent or other similar applications owned by or licensed to the Company. Even if patents or other intellectual property rights have issued or will issue, the Company cannot guarantee that the claims of these patents and other rights are or will be held valid or enforceable by the courts, through injunction or otherwise, or will provide the Company with any significant protection against competitive products or otherwise be commercially valuable to the Company in every country of commercial significance that the Company may target.

The Company’s ability to obtain and maintain valid and enforceable patents depends on whether the differences between its technology and the prior art allow its technology to be patentable over the prior art. The Company does not have outstanding issued patents covering all of the recent developments in its technology and is unsure of the patent protection that it will be successful in obtaining, if any. Even if the patents do successfully issue, third parties may design around or challenge the validity, enforceability or scope of such issued patents or any other issued patents the Company owns or licenses, which may result in such patents being narrowed, invalidated or held unenforceable. If the breadth or strength of protection provided by the patents the Company holds or pursues with respect to its product candidates is challenged, it could dissuade companies from collaborating with the Company to develop or threaten its ability to commercialize or finance its product candidates.

The laws of some foreign jurisdictions do not provide intellectual property rights to the same extent or duration as in the U.S., and many companies have encountered significant difficulties in acquiring, maintaining, protecting, defending and especially enforcing such rights in foreign jurisdictions. If the Company encounters such difficulties in protecting or are otherwise precluded from effectively protecting its intellectual property in foreign jurisdictions, its business prospects could be substantially harmed, especially internationally.

Proprietary trade secrets and unpatented know-how are also very important to the Company’s business. Although the Company has taken steps to protect its trade secrets and unpatented know-how by entering into confidentiality agreements with third parties, and intellectual property protection agreements with officers, directors, employees, and certain consultants and advisors, there can be no assurance that binding agreements will not be breached or enforced by courts, that the Company would have adequate remedies for any breach, including injunctive and other equitable relief, or that its trade secrets and unpatented know-how will not otherwise become known, inadvertently disclosed by the Company or its agents and representatives, or be independently discovered by its competitors. If trade secrets are independently discovered, the Company would not be able to prevent their use and if the Company and its agents or representatives inadvertently disclose trade secrets and/or unpatented know-how, the Company may not be allowed to retrieve these trade secrets and/or unpatented know-how and maintain the exclusivity it previously held.

The Company may not be able to protect its intellectual property rights throughout the world.

Filing, prosecuting and defending patents on the Company’s product candidates does not guarantee exclusivity. The requirements for patentability differ in certain countries, particularly developing countries. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as laws in the United States, especially when it comes to granting use and other kinds of patents and what kind of enforcement rights will be allowed, especially injunctive relief in a civil infringement proceeding. Consequently, the Company may not be able to prevent third parties from practicing its inventions in all countries outside the United States and even in launching an identical version of the Company’s product notwithstanding the Company has a valid patent in that country. Competitors may use the Company’s technologies in jurisdictions where it has not obtained patent protection to develop their own products, or produce copy products, and, further, may export otherwise infringing products to territories where the Company has patent protection but enforcement on infringing activities is inadequate or where the Company has no patents. These products may compete with the Company’s products, and the Company’s patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

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In addition, certain countries in Europe and certain developing countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties, especially if the patent owner does not enforce or use its patents over a protracted period of time. In some cases, the courts will force compulsory licenses on the patent holder even when finding the patent holder’s patents are valid if the court believes it is in the best interests of the country to have widespread access to an essential product covered by the patent. In these situations, the royalty the court requires to be paid by the license holder receiving the compulsory license is not calculated at fair market value and can be inconsequential, thereby disaffecting the patentholder’s business. In these countries, the Company may have limited remedies if its patents are infringed or if the Company is compelled to grant a license to its patents to a third party, which could also materially diminish the value of those patents. This would limit its potential revenue opportunities. Accordingly, the Company’s efforts to enforce its intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that the Company owns or licenses, especially in comparison to what it enjoys from enforcing its intellectual property rights in the United States. Finally, the Company’s ability to protect and enforce its intellectual property rights may be adversely affected by unforeseen changes in both U.S. and foreign intellectual property laws, or changes to the policies in various government agencies in these countries, including but not limited to the patent office issuing patents and the health agency issuing pharmaceutical product approvals. Finally, many countries have large backlogs in patent prosecution, and in some countries in Latin America it can take years, even decades, just to get a pharmaceutical patent application reviewed notwithstanding the merits of the application.

Obtaining and maintaining the Company’s patent protection depends on compliance with various procedural, document submission, fee payment, and other requirements imposed by governmental patent agencies, and its patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance and annuity fees on any issued patent are due to be paid to the U.S. Patent and Trade Office (“USPTO”) and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can, in many cases, be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction just for failure to know about and/or timely pay a prosecution fee. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees in prescribed time periods, and failure to properly legalize and submit formal documents in the format and style the country requires. If the Company or its licensors fail to maintain the patents and patent applications covering its product candidates for any reason, the Company’s competitors might be able to enter the market, which would have an adverse effect on the Company’s business.

If the Company fails to comply with its obligations under its intellectual property license agreements, it could lose license rights that are important to its business.

The Company has entered into an in-license agreement with respect to its current product candidate. This license agreement imposes various diligence, milestone, royalty, insurance and other obligations on the Company. From time to time, the Company may be delayed in various diligence or other obligations upon it. If the Company fails to comply with these obligations, the licensor may terminate the license. The loss of such rights would materially adversely affect its business, financial condition, operating results and prospects.

The Company may be subject to patent infringement claims, which could result in substantial costs and liability and prevent us from commercializing our potential products.

Because the intellectual property landscape in the fields in which the Company participates is rapidly evolving and interdisciplinary, it is difficult to conclusively assess its freedom to operate without infringing on third-party rights. If any patent infringement claims are brought against the Company, whether or not successful, it may incur significant expenses and divert the attention of its management and key personnel from other business concerns. These could negatively affect the Company’s results of operations and prospects. The Company cannot be certain that patents owned or licensed by it will not be challenged, potentially successfully, by others.

In addition, if the Company’s product candidates are found to infringe the intellectual property rights of third parties, these third parties may assert infringement claims against its customers, licensees and other parties with whom the Company has business relationships, and it may be required to indemnify those parties for any damages they suffer as a result of these claims. The claims may require the Company to initiate or defend protracted and costly litigation on behalf of customers, licensees, and other parties regardless of the merits of these claims. If any of these claims succeed, the Company may be forced to pay damages on behalf of those parties or may be required to obtain licenses for the products they use. If the Company cannot obtain all necessary licenses on commercially reasonable terms, it may be unable to continue selling such products.

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The Company may be subject to claims that its officers, directors, employees, consultants or independent contractors have wrongfully used or disclosed to us alleged trade secrets of their former employers or their former or current customers.

As is common in the biotechnology and pharmaceutical industries, certain of the Company’s employees were formerly employed by other biotechnology or pharmaceutical companies, including its competitors or potential competitors. Moreover, the Company engages the services of consultants to assist us in the development of the Company’s product candidates, many of whom were previously employed at, or may have previously been or are currently providing consulting services to, other biotechnology or pharmaceutical companies, including the Company’s competitors or potential competitors. The Company may be subject to claims that these employees and consultants or the Company has inadvertently or otherwise wrongfully used or disclosed trade secrets or other proprietary information of their former employers or their former or current customers. Although the Company has no knowledge of any such claims being alleged to date, if such claims were to arise, litigation may be necessary to defend against any such claims. Even if the Company is successful in defending against any such claims, any such litigation could be protracted, expensive, a distraction to its management team, not viewed favorably by investors and other third parties, and may potentially result in an unfavorable outcome.

Other Risks Related to the Company Securities

The Company will need to raise additional financing in the future to fund its operations, which may not be available to it on favorable terms or at all.

The Company will require substantial additional capital to fund its operations and conduct the costly and time-consuming clinical trials necessary to pursue regulatory approval of product candidates. The Company’s future capital requirements will depend upon a number of factors, including: the number and timing of product candidates in the pipeline; progress with and results from pre-clinical testing and clinical trials; the ability to manufacture sufficient drug supplies to complete pre-clinical and clinical trials; the costs involved in preparing, filing, acquiring, prosecuting, maintaining and enforcing patent and other intellectual property claims; and the time and costs involved in obtaining regulatory approvals and favorable reimbursement or formulary acceptance. Raising additional capital may be costly or difficult to obtain and could significantly dilute stockholders’ ownership interests or inhibit the Company’s ability to achieve its business objectives. If the Company raises additional funds through public or private equity offerings, the terms of these securities may include liquidation or other preferences that adversely impact the rights of its common stockholders. Further, to the extent that the Company raises additional capital through the sale of common stock or securities convertible or exchangeable into common stock, its stockholders’ ownership percentage in the Company will be diluted. In addition, any debt financing may subject the Company to fixed payment obligations and covenants limiting or restricting its ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If the Company raises additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, the Company may have to relinquish certain valuable intellectual property or other rights to its product candidates, technologies, future revenue streams or research programs or grant licenses on terms that may not be favorable to it. Even if the Company were to obtain sufficient funding, there can be no assurance that it will be available on terms acceptable to the Company or its stockholders.

The stock price of the Company may be highly volatile.

Since the completion of the Merger on April 27, 2021, the Company’s stock price has already been subject to significant fluctuation. Market prices for securities of biotechnology and other life sciences companies historically have been particularly volatile subject even to large daily price swings. Some of the factors that may cause the market price of shares of the Company to fluctuate include, but are not limited to:

●	failure of the Company product candidates to show safety and/or efficacy in its clinical trials;

●	the ability of the Company to obtain timely regulatory approvals for its product candidates, and delays or failures to obtain such approvals;

●	the results of clinical trials of product candidates, including the Company’s decision to pause or terminate any such trials;

●	failure of the Company’s product candidates, if approved, to achieve commercial success;

●	the entry into, or termination of, or breach by partners of key agreements, including key commercial partner agreements;

●	the initiation of, material developments in, or conclusion of any litigation to enforce or defend any intellectual property rights or defend against the intellectual property rights of others;

●	announcements of any financings;

●	announcements by commercial partners or competitors of new commercial products, clinical progress or the lack thereof, significant contracts, commercial relationships or capital commitments;

●	failure to elicit meaningful stock analyst coverage and downgrades of the Company’s stock by analysts; and

●	the loss of key personnel.

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Moreover, the stock markets in general have experienced substantial volatility in the biotechnology industry that has often been unrelated to the operating performance of individual companies or a certain industry segment. These broad market fluctuations may also adversely affect the trading price of the Company’s shares. In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm the Company’s profitability and reputation.

The Company takes advantage of reduced disclosure and governance requirements applicable to smaller reporting companies, which could result in its common stock being less attractive to investors.

As of June 30, 2023, the last business day of the Company’s most recently completed second fiscal quarter, the public float of the Company is less than $250 million and therefore, the Company qualifies as a smaller reporting company under SEC rules. As a smaller reporting company, the Company is able to take advantage of reduced disclosure requirements, such as simplified executive compensation disclosures and reduced financial statement disclosure requirements in its SEC filings. Decreased disclosures in the Company’s SEC filings due to its status as a smaller reporting company may make it harder for investors to analyze its results of operations and financial prospects. The Company cannot predict if investors will find the Company’s common stock less attractive if it relies on these exemptions. If some investors find its common stock less attractive as a result, there may be a less active trading market for its common stock and its stock price may be more volatile. The Company may take advantage of the reporting exemptions applicable to a smaller reporting company until it is no longer a smaller reporting company, which status would end once it has a public float greater than $250 million. In that event, the Company could still be a smaller reporting company if its annual revenues were below $100 million and it has a public float of less than $700 million.

The Company does not anticipate paying any dividends in the foreseeable future.

The current expectation is that the Company will retain its future earnings to fund the development and growth of its business. As a result, capital appreciation, if any, of the shares of the Company will be your sole source of gain, if any, for the foreseeable future.

If equity research analysts do not publish research or reports, or publish unfavorable research or reports, about the Company, its business or its market, its stock price and trading volume could decline.

The trading market for the Company’s common stock is and will be influenced by the research and reports that equity research analysts publish about it and its business. Equity research analysts may elect not to provide research coverage of the Company’s common stock, and such lack of research coverage may adversely affect the market price of its common stock. In the event it does have equity research analyst coverage, the Company will not have any control over the analysts, or the content and opinions included in their reports. The price of the Company’s common stock could decline if one or more equity research analysts downgrade its stock or issue other unfavorable commentary or research. If one or more equity research analysts ceases coverage of the Company or fails to publish reports on it regularly, demand for its common stock could decrease, which in turn could cause its stock price or trading volume to decline.

Future sales of substantial amounts of the Company’s common stock, or the possibility that such sales could occur, could adversely affect the market price of its common stock.

Future sales in the public market of shares of the Company’s common stock, including shares issued upon exercise of its outstanding stock options, or the perception by the market that these sales could occur, could lower the market price of its common stock or make it difficult for it to raise additional capital.

The Company’s business could be negatively affected as a result of actions of activist stockholders, and such activism could impact the trading value of its securities.

Stockholders may, from time to time, engage in proxy solicitations or advance stockholder proposals, or otherwise attempt to effect changes and assert influence on the Company’s Board of Directors (“Board”) and management. Activist campaigns that contest or conflict with the Company’s strategic direction or seek changes in the composition of its Board could have an adverse effect on its operating results and financial condition. A proxy contest would require the Company to incur significant legal and advisory fees, proxy solicitation expenses and administrative and associated costs and require significant time and attention by the Company’s Board and management, diverting their attention from the pursuit of its business strategy. Any perceived uncertainties as to the Company’s future direction and control, its ability to execute on its strategy, or changes to the composition of its Board or senior management team arising from a proxy contest could lead to the perception of a change in the direction of its business or instability which may result in the loss of potential business opportunities, make it more difficult to pursue the Company’s strategic initiatives, or limit its ability to attract and retain qualified personnel and business partners, any of which could adversely affect its business and operating results. If individuals are ultimately elected to the Company’s Board with a specific agenda, it may adversely affect the Company’s ability to effectively implement its business strategy and create additional value for our stockholders. The Company may choose to initiate, or may become subject to, litigation as a result of the proxy contest or matters arising from the proxy contest, which would serve as a further distraction to its Board and management and would require the Company to incur significant additional costs. In addition, actions such as those described above could cause significant fluctuations in the Company’s stock price based upon temporary or speculative market perceptions or other factors that do not necessarily reflect the underlying fundamentals and prospects of its business.

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Securities class action litigation could divert our management’s attention and harm our business and could subject us to significant liabilities.

The stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices for the equity securities of life sciences and biotechnology companies. These broad market fluctuations may cause the market price of the Company’s common shares to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for the Company because biotechnology and biopharmaceutical companies have experienced significant stock price volatility in recent years. Even if the Company is successful in defending claims that may be brought in the future, such litigation could result in substantial costs and may be a distraction to the Company’s management and may lead to an unfavorable outcome that could adversely impact its financial condition and prospects.

Anti-takeover provisions in the Company’s charter documents and under Delaware law could make an acquisition of the Company more difficult and may prevent attempts by the Company stockholders to replace or remove the Company management.

Provisions in the Company’s certificate of incorporation and bylaws may delay or prevent an acquisition or a change in management. In addition, because the Company is incorporated in Delaware, it is governed by the provisions of Section 203 of the DGCL, which prohibits stockholders owning in excess of 15% of the outstanding Company voting stock from merging or combining with the Company. Although the Company believes these provisions collectively will provide for an opportunity to receive higher bids by requiring potential acquirors to negotiate with the Company’s Board, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by the Company’s stockholders to replace or remove then current management by making it more difficult for stockholders to replace members of the Board, which is responsible for appointing the members of management.

If the Company fails to maintain proper and effective internal controls, its ability to produce accurate financial statements on a timely basis could be impaired.

The Company is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of Nasdaq. The Sarbanes-Oxley Act requires, among other things, that the Company maintain effective disclosure controls and procedures and internal control over financial reporting. The Company must perform system and process evaluation and testing of its internal control over financial reporting to allow management to report on the effectiveness of its internal controls over financial reporting in its Annual Report on Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. This has required that the Company incur substantial professional fees and internal costs to expand its accounting and finance functions and that it expend significant management efforts. The Company may experience difficulty in meeting these reporting requirements in a timely manner.

The Company may discover weaknesses in its system of internal financial and accounting controls and procedures that could result in a material misstatement of its consolidated financial statements. Prior to the Merger, LBS’s management identified a material weakness in its internal control over financial reporting. The material weakness was due to a lack of controls in the financial closing and reporting process for LBS, including a lack of segregation of duties and the documentation and design of formalized processes and procedures surrounding the creation and posting of journal entries and account reconciliations. If the Company does not remediate this material weakness, or if the Company identifies further material weaknesses in its internal controls, the Company’s failure to establish and maintain effective internal financial and accounting controls and procedures could result in material misstatements in its consolidated financial statements and a failure to meet its reporting and financial obligations.

If the Company is not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, or if it is unable to maintain proper and effective internal controls, the Company may not be able to produce timely and accurate consolidated financial statements. If that were to happen, the market price of its common stock could decline and it could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

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The Company’s Board of Directors has broad discretion to issue additional securities, which might dilute the net tangible book value per share of its common stock for existing stockholders.

The Company is entitled under its certificate of incorporation to issue up to 280,000,000 shares of common stock and 7,000,000 “blank check” shares of preferred stock. Shares of the Company’s blank check preferred stock provide its Board with broad authority to determine voting, dividend, conversion, and other rights. As of December 28, 2023, the Company had outstanding, common stock or securities convertible into common stock, totaling 9,270,894 shares. As a result, the Company is authorized to issue up to an additional 270,729,106 shares of common stock or common stock equivalents under its certificate of incorporation as amended. Additionally, pursuant to the initial issuance of (i) 1,000,000 shares of Series A 4.5% Convertible Preferred Stock, of which 200,000 shares are outstanding and (ii) 1,460 shares of Series B Convertible Preferred Stock, of which no shares are outstanding, the Company is authorized to issue up to an additional 6,800,000 shares of preferred stock. The Company expects that significant additional capital may be needed in the future to continue its planned operations. To the extent the Company raises additional capital by issuing equity securities, its existing shareholders may experience substantial dilution. The Company may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner the Company determines from time to time. If the Company sells common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to the Company’s existing shareholders, and new investors could gain rights superior to existing shareholders. Pursuant to the Company’s equity incentive plans and employee stock purchase plan, management is authorized to grant stock options, restricted stock units and other equity-based awards to employees, directors and consultants, and to sell common stock to employees, respectively. Any increase in the number of shares outstanding as a result of the exercise of outstanding options, the vesting or settlement of outstanding stock awards, or the purchase of shares pursuant to the employee stock purchase plan will cause shareholders to experience additional dilution, which could cause the stock price to fall.

General Risk Factors

The COVID-19 pandemic, or a similar pandemic, epidemic, or outbreak of an infectious disease, may materially and adversely affect the Company’s business and the Company’s financial results and could cause a disruption to the development of the Company’s product candidates.

Public health crises, such as pandemics or similar outbreaks, could adversely impact the Company’s business. The impact of the COVID-19 pandemic and the efforts to mitigate it, resulted in and will likely continue to result in disruptions to the global economy, as well as businesses and capital markets around the world. The Company experienced delays in its development activities as a result of the COVID-19 pandemic, primarily due to temporary and partial shutdowns at certain of the Company’s CROs and trial sites that have since resumed operations, and due to governmental responses to the pandemic. Additionally, the emergence of new variants, which could prove resistant to existing vaccines, could again result in major disruptions to businesses and markets worldwide. The extent to which the COVID-19 pandemic will continue to impact the Company’s operations or those of its consultants and collaborators, will depend on future developments, including the global macroeconomic effects of the virus.

Global, market and economic conditions, including inflation, may negatively impact the Company’s business, financial condition and share price.

Concerns over inflation, geopolitical issues, the U.S. financial markets, foreign exchange rates, capital and exchange controls, unstable global credit markets and financial conditions and the COVID-19 pandemic, have led to periods of significant economic instability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, and increased unemployment rates. The Company’s general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly and more dilutive. In addition, there is a risk that one or more of our current or future service providers, manufacturers, suppliers and other partners could be negatively affected by difficult economic times, which could adversely affect the Company’s ability to attain our operating goals on schedule and on budget or meet our business and financial objectives.

In addition, the Company faces several risks associated with international business and are subject to global events beyond its control, including war, public health crises, such as pandemics and epidemics, trade disputes, economic sanctions, trade wars and their collateral impacts and other international events. Any of these changes could have a material adverse effect on the Company’s reputation, business, financial condition or results of operations. There may be changes to the Company’s business if there is instability, disruption or destruction in a significant geographic region, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest; and natural or man-made disasters, including famine, flood, fire, earthquake, storm or disease. In February 2022, armed conflict escalated between Russia and Ukraine. The sanctions announced by the U.S. and other countries, following Russia’s invasion of Ukraine against Russia to date include restrictions on selling or importing goods, services or technology in or from affected regions and travel bans and asset freezes impacting connected individuals and political, military, business and financial organizations in Russia. The U.S. and other countries could impose wider sanctions and take other actions should the conflict further escalate. It is not possible to predict the broader consequences of this conflict, which could include further sanctions, embargoes, regional instability, geopolitical shifts and adverse effects on macroeconomic conditions, currency exchange rates and financial markets, all of which could impact the Company’s business, financial condition and results of operations.

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The Company may be adversely affected by natural disasters and other catastrophic events and by man-made problems such as terrorism that could disrupt its business operations, and its business continuity and disaster recovery plans may not adequately protect it from a serious disaster.

The Company’s headquarters and main research facility are located in the greater San Diego area, which in the past has experienced severe earthquakes and fires. If these earthquakes, fires, other natural disasters, health pandemics or epidemics, terrorism and similar unforeseen events beyond its control, including for example the ongoing COVID-19 pandemic, prevented it from using all or a significant portion of its headquarters or research facility, it may be difficult or, in certain cases, impossible for the Company to continue its business for a substantial period of time. The Company does not have a disaster recovery or business continuity plan in place and may incur substantial expenses as a result of the absence or limited nature of the Company’s internal or third-party service provider disaster recovery and business continuity plans, which, particularly when taken together with its lack of earthquake insurance, could have a material adverse effect on its business. Furthermore, integral parties in the Company’s supply chain are operating from single sites, increasing their vulnerability to natural disasters or other sudden, unforeseen and severe adverse events. If such an event were to affect its supply chain, it could have a material adverse effect on the Company’s ability to conduct clinical trials, its development plans and its business.

If the Company’s information systems or data, or those of third parties upon which it relies, are or were compromised, the Company could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse consequences.

In the ordinary course of the Company’s business, it may process, as defined above, proprietary, confidential, and sensitive data, including personal data (such as health-related patient data), intellectual property, and trade secrets (collectively, sensitive information). The Company may rely upon third-party service providers and technologies to operate critical business systems to process sensitive information in a variety of contexts, including, without limitation, third-party providers of cloud-based infrastructure, employee email, CROs, and other functions. The Company’s ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. The Company may share or receive sensitive information with or from third parties.

The risk of a security breach or disruption, particularly through cyber-attacks, cyber-intrusion, malicious internet-based activity, and online and offline fraud, are prevalent and have generally increased as the number, intensity, and sophistication of attempted attacks and intrusions from around the world have increased. These threats are becoming increasingly difficult to detect and come from a variety of sources, including traditional computer hackers, threat actors, personnel (such as through theft or misuse), sophisticated nation states, and nation-state-supported actors. Some actors now engage and are expected to continue to engage in cyber-attacks, including without limitation nation-state actors for geopolitical reasons and in conjunction with military conflicts and defense activities. During times of war and other major conflicts, we and the third parties upon which we rely may be vulnerable to a heightened risk of these attacks, including cyber-attacks that could materially disrupt the Company’s systems and operations, supply chain, and ability to produce, sell and distribute the Company’s products.

The Company and the third parties upon which the Company relies may be subject to a variety of evolving threats, including but not limited to social engineering attacks (including through phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks (such as credential stuffing), personnel misconduct or error, ransomware attacks, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, natural disasters, terrorism, war, and telecommunication and electrical failures. Ransomware attacks, including by organized criminal threat actors, nation-states, and nation-state-supported actors, are becoming increasingly prevalent and can lead to significant interruptions in our operations, loss of data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but the Company may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments. Similarly, supply-chain attacks have increased in frequency and severity.

Furthermore, the COVID-19 pandemic and our remote workforce poses increased risks to the Company’s information technology systems and data, as more of the Company’s employees work from home, utilizing network connections outside our premises.

Any of the previously identified or similar threats could cause a security breach or disruption. While the Company has not experienced any such security breach or other disruption to date, if such an event were to occur, it could result in unauthorized, unlawful, or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of, or access to our sensitive information and cause interruptions in the Company’s operations, including material disruptions of its development programs and business operations.

The Company may expend significant resources or modify its business activities (including our clinical trial activities) to try to protect against security breaches and disruptions. Certain data privacy and security obligations may require the Company to implement and maintain specific security measures, industry-standard or reasonable security measures to protect our information technology systems and sensitive information. While the Company has implemented security measures designed to protect against security incidents, there can be no assurance that these measures will be effective. The Company may be unable in the future to detect vulnerabilities in its information technology systems because such threats and techniques change frequently, are often sophisticated in nature, and may not be detected until after a security breach or disruption has occurred. Despite the Company’s efforts to identify and remediate vulnerabilities, if any, in its information technology systems, its efforts may not be successful. Further, the Company may experience delays in developing and deploying remedial measures designed to address any such identified vulnerabilities.

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Applicable data privacy and security obligations may require the Company to notify relevant stakeholders of certain security breaches and disruptions. Such disclosures are costly, and the disclosure or the failure to comply with such requirements could lead to adverse consequences. If the Company (or a third party upon whom it relies) experience a security breach or other disruption, or are perceived to have experienced such events, the Company may experience adverse consequences, including: government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information (including personal data); litigation (including class claims); indemnification obligations; negative publicity; reputational harm; monetary fund diversions; interruptions in the Company’s operations (including availability of data); financial loss; and other similar harms. In particular, since the Company sponsors clinical trials, any breach or disruption that compromises patient data and identities could generate significant reputational damage, which may affect trust in the Company and its ability to recruit for future clinical trials. Additionally, the loss of clinical trial data from completed or future clinical trials could result in delays in the Company’s regulatory approval efforts and significantly increase its costs to recover or reproduce the data.

The Company’s contracts may not contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in its contracts are sufficient to protect it from liabilities, damages, or claims related to its data privacy and security obligations. Furthermore, the Company cannot be sure that its insurance coverage will be adequate or sufficient to protect it from or to mitigate liabilities arising out of its privacy and security practices, that such coverage will continue to be available on commercially reasonable terms or at all, or that such coverage will pay future claims.

The Company’s business and operations would suffer in the event of system failures, cyber-attacks or a deficiency in its cyber-security.

Despite the implementation of security measures, the Company’s internal computer systems and those of its current and future CROs and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Although the Company has not suffered any material incidents to date, the risk of a security breach or disruption, particularly through cyber-attacks or cyber-intrusion, including by computer hackers, foreign governments, and cyber-terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. While the Company has not experienced any such material system failure, accident or security breach to date, if such an event were to occur and cause interruptions in the Company’s operations, it could result in a material disruption of its development programs and its business operations. In addition, since the Company sponsors clinical trials, any breach that compromises patient data and identities causing a breach of privacy could generate significant reputational damage and legal liabilities and costs to recover and repair, including affecting trust in the Company to recruit for future clinical trials. For example, the loss of clinical trial data from completed or future clinical trials could result in delays in the Company’s regulatory approval efforts and significantly increase its costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, the Company’s data or applications or inappropriate disclosure of confidential or proprietary information, the Company could incur liability and the further development and commercialization of its products and product candidates could be delayed.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

●	estimates about the size and growth potential of the markets for our product candidates, and our ability to serve those markets, including any potential revenue generated;

●	future regulatory, judicial, and legislative changes or developments in the United States (“U.S.”) and foreign countries and the impact of these changes;

●	our ability to successfully develop our licensed technologies;

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●	our ability to build a commercial infrastructure in the U.S. and other markets;

●	our ability to compete effectively in a competitive industry;

●	our ability to identify and qualify additional manufacturers to provide API and manufacture drug product;

●	our ability to enter into commercial supply agreements;

●	the success of competing technologies that are or may become available;

●	our ability to attract and retain key scientific or management personnel;

●	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

●	our ability to obtain funding for our operations;

●	our ability to attract collaborators and strategic partnerships; and

●	the impact of the COVID-19 pandemic on our business, and operations, and supply.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include the risk factors identified under the caption “Risk Factors” in this prospectus, as well as those identified under the caption “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on March 22, 2023 and our Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2023.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of securities in this offering will be approximately $          million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter exercises its over-allotment option in full, we estimate that our net proceeds will be approximately $           million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon completion of this offering, or the amounts that we will actually spend on the uses set forth above. However, we currently plan to use the net proceeds to us from this offering primarily for general corporate purposes, including research and development and working capital.

The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including the relative success and cost of our research and development programs and our ability to gain access to additional financing. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our management’s judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue certain development activities if the net proceeds from the offering and any other sources of cash are less than expected.

Pending the uses described above, we plan to invest these net proceeds in short-term, interest-bearing investments, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States. We also may use a portion of the net proceeds from the offering to fund acquisitions or other business development opportunities. However, we have no current commitments or obligations with respect to any such acquisitions or business development opportunities at this time.

MARKET INFORMATION

Our common stock is listed on The Nasdaq Capital Market under the symbol “PALI.” On December 28, 2023, the last reported sale price for our common stock on The Nasdaq Capital Market was $0.6539 per share. As of December 28, 2023, we had approximately 155 stockholders of record.

DIVIDEND POLICY

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our Board and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board may deem relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2023 on:

●	an actual basis;

●	A proforma basis after adjusting for the following issuances subsequent to September 30, 2023: (i) an aggregate of 26,467 shares that were issued to employees pursuant to the vesting of restricted stock units and (ii) 33,676 shares that were issued on November 20, 2023 to various employees pursuant to the Company’s 2021 Employee Stock Purchase Plan, as amended; and

●	a pro forma as adjusted basis, giving effect to the sale of common shares, at the assumed public offering price of $ per common share and no exercise by the underwriter of its option to purchase additional shares of common stock after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read the following table in conjunction with our consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which are incorporated by reference into this prospectus.

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	As of September 30, 2023
	(unaudited) (in thousands)
	Actual	Pro Forma	Pro Forma as Adjusted
Cash and cash equivalents	$15,312	$15,312	$
Stockholders’ equity:
Series A Convertible Preferred Stock, $0.01 par value per share, 7,000,000 shares authorized as of September 30, 2023, actual, pro forma and pro forma as adjusted; 200,000 shares issued and outstanding as of September 30, 2023, actual, pro forma and pro forma as adjusted	2	2
Common stock, $0.01 par value; 280,000,000 shares authorized as of September 30, 2023 actual, pro forma, and adjusted pro forma, 9,270,894 shares issued and outstanding as of September 30, 2023, actual, shares issued and outstanding as of September 30, 2023, proforma, and shares issued and outstanding as of September 30, 2023, pro forma as adjusted	92	92
Additional paid-in capital	132,523	132,540
Accumulated deficit	(118,535)	(118,535)		(	)
Total stockholders’ equity	14,082	14,099
Total capitalization	$29,394	$29,411	$

The foregoing table excludes:

●	8,430 shares of common stock issuable upon exercise of outstanding stock options as of December 28, 2023 granted under the LBS 2013 Amended and Restated Employee, Director, and Consultant Equity Incentive Plan, as amended and restated, or the 2013 Plan, with a weighted-average exercise price of $1,054.60 per share;

●	574,956 shares of common stock issuable upon exercise of outstanding stock options as of December 28, 2023, granted under the 2021 Equity Incentive Plan, as amended, or the 2021 Plan, with a weighted-average exercise price of $4.21 per share, which includes a total of 78,160 shares of common stock issuable upon exercise of outstanding stock options each with an exercise price of $0.59 that were conditionally granted to our Chief Executive Officer and Chief Medical Officer on November 21, 2023 subject to sufficient shares available under the 2021 Plan;

●	82,086 shares of common stock issuable upon exercise of outstanding stock options as of December 28, 2023 granted under the 2021 Inducement Plan, with a weighted average exercise price of $4.90 per share;

●	312,780 shares of common stock issuable upon vesting of restricted stock units outstanding as of December 28, 2023, granted under the 2021 Plan, which includes a total of 66,000 shares of common stock issuable upon vesting of restricted stock units that were conditionally granted to our Chief Executive Officer and Chief Medical Officer on November 21, 2023 subject to sufficient shares available under the 2021 Plan;

●	50,144 shares of common stock issuable upon vesting of restricted stock units outstanding as of December 28, 2023, granted under the 2021 Inducement Plan;

●	62,200 shares of common stock issuable upon vesting of restricted performance stock units outstanding as of December 28, 2023; all of which were issued under the 2021 Plan which vest subject to certain milestones;

●	5,397 shares of common stock reserved for future issuance under the 2021 Plan as of December 28, 2023, which excludes a total of 144,610 shares of common stock issuable upon exercise of outstanding stock options and outstanding restricted stock units that were conditionally granted to our Chief Executive Officer and Chief Medical Officer on November 21, 2023 subject to sufficient shares being available under the 2021 Plan, as well as any future automatic increases in the number of shares of common stock reserved for future issuance under the 2021 Plan;

●	110,871 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan, or the ESPP, as of December 28, 2023, as well as any automatic increases in the number of shares of common stock reserved for future issuance under the ESPP;

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●	863,214 shares of common stock reserved for issuance under the 2021 Inducement Plan as of September 1, 2023;

●	4,080,876 shares of common stock issuable upon exercise of outstanding warrants as of December 28, 2023 with a weighted-average exercise price of $8.63 per share; and

●	129 shares of common stock issuable upon conversion of the 200,000 outstanding shares of our Series A 4.5% Convertible Preferred Stock as of December 28, 2023, as well as any future shares of common stock issuable upon conversion of additional shares of Series A 4.5% Convertible Preferred Stock that may be issued as payment-in-kind dividends thereon in accordance with their terms.

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after the closing of this offering.

Our historical net tangible book value as of September 30, 2023 was $14.1 million, or $1.53 per share. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Our historical net tangible book value per share is our historical net tangible book value divided by the number of shares of common stock outstanding on September 30, 2023. As of September 30, 2023, we had pro forma net tangible book value of $      million, or $       per share. The dilution information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

Pro forma as adjusted net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of common shares in this offering and the pro forma as adjusted net tangible book value per share of common stock immediately after completion of this offering. After giving effect to the sale by us in this offering of      common shares at a public offering price of $       common share, and no exercise by the underwriter of its option to purchase additional shares of common stock, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses that we will pay, our pro forma as adjusted net tangible book value as of September 30, 2023 would have been approximately $      million or $      per share of common stock. This amount represents an immediate increase in net tangible book value of $      per share to existing shareholders and an immediate dilution of $        per share to purchasers in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share of common stock		$
Pro Forma net tangible book value per share as of September 30, 2023	$
Increase in pro forma net tangible book value per share attributable to new investors in this offering	$
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$
Dilution per share to new investors participating in this offering		$

The discussion and table above are based on 9,270,894 shares of our common stock outstanding as of December 28, 2023, which includes 9,210,751 shares outstanding as of September 30, 2023, as adjusted for the following subsequent issuances: (i) an aggregate of 26,467 shares that were issued to employees pursuant to the vesting of restricted stock units, and (ii) 33,676 shares that were issued on November 20, 2023 to various employees pursuant to the Company’s 2021 Employee Stock Purchase Plan, as amended, but excludes:

●	8,430 shares of common stock issuable upon exercise of outstanding stock options as of December 28, 2023 granted under the LBS 2013 Amended and Restated Employee, Director, and Consultant Equity Incentive Plan, as amended and restated, or the 2013 Plan, with a weighted-average exercise price of $1,054 per share;

●	574,956 shares of common stock issuable upon exercise of outstanding stock options as of December 28, 2023, granted under the 2021 Equity Incentive Plan, as amended, or the 2021 Plan, with a weighted-average exercise price of $4.21 per share, which includes a total of 78,160 shares of common stock issuable upon exercise of outstanding stock options each with an exercise price of $0.59 that were conditionally granted to our Chief Executive Officer and Chief Medical Officer on November 21, 2023 subject to sufficient shares available under the 2021 Plan;

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●	82,086 shares of common stock issuable upon exercise of outstanding stock options as of December 28, 2023 granted under the 2021 Inducement Plan, with a weighted average exercise price of $4.90 per share;

●	312,780 shares of common stock issuable upon vesting of restricted stock units outstanding as of December 28, 2023, granted under the 2021 Plan, which includes a total of 66,000 shares of common stock issuable upon vesting of restricted stock units that were conditionally granted to our Chief Executive Officer and Chief Medical Officer on November 21, 2023 subject to sufficient shares available under the 2021 Plan;

●	50,144 shares of common stock issuable upon vesting of restricted stock units outstanding as of December 28, 2023, granted under the 2021 Inducement Plan;

●	62,200 shares of common stock issuable upon vesting of restricted performance stock units outstanding as of December 28, 2023; all of which were issued under the 2021 Plan which vest subject to certain milestones;

●	5,397 shares of common stock reserved for future issuance under the 2021 Plan as of December 28, 2023, which excludes a total of 144,610 shares of common stock issuable upon exercise of outstanding stock options and outstanding restricted stock units that were conditionally granted to our Chief Executive Officer and Chief Medical Officer on November 21, 2023 subject to sufficient shares being available under the 2021 Plan, as well as any future automatic increases in the number of shares of common stock reserved for future issuance under the 2021 Plan;

●	110,871 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan, or the ESPP, as of December 28, 2023, as well as any automatic increases in the number of shares of common stock reserved for future issuance under the ESPP;

●	863,214 shares of common stock reserved for issuance under the 2021 Inducement Plan as of September 1, 2023;

●	4,080,876 shares of common stock issuable upon exercise of outstanding warrants as of December 28, 2023 with a weighted-average exercise price of $8.63 per share; and

●	129 shares of common stock issuable upon conversion of the 200,000 outstanding shares of our Series A 4.5% Convertible Preferred Stock as of December 28, 2023, as well as any future shares of common stock issuable upon conversion of additional shares of Series A 4.5% Convertible Preferred Stock that may be issued as payment-in-kind dividends thereon in accordance with their terms.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, and the other transactions discussed in the sections titled “Executive Compensation”, “Director Compensation”, and “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2023 and incorporated by reference herein, the following is a description of each transaction since January 1, 2020 and each currently proposed transaction in which:

(i)	the amounts involved exceeded or will exceed the lesser of (a) $120,000 or (b) 1% of the average of our total assets for the fiscal years ended December 31, 2022 or 2021; and
(ii)	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

● Effective May 15, 2023, Robert McRae, the Company’s then Chief Operating Officer (“COO”) transitioned to an executive strategic consultant. Upon the transition, Mr. McRae ceased his duties and responsibilities as COO. For his services, Mr. McRae receives ongoing monthly compensation of $4,000 per month until terminated by either party, and Mr. McRae’s outstanding equity awards continue to vest through the date his consulting services cease.

● Effective June 1, 2023, the Company increased J.D. Finley’s base salary from $490,000 to $542,000 contemporaneous with his appointment from interim CEO to CEO. Additionally, Mr. Finley’s target cash bonus was increased from 45% to 50% of his base salary. Additionally, on June 11, 2023, the Company granted Mr. Finley: (i) options to purchase 148,500 shares of common stock with a term of ten (10) years and an exercise price of $1.60 per share, valued at $151,978 on the grant date and (ii) 66,700 restricted stock units valued at $106,720. Each of the options and restricted stock units granted to Mr. Finley vest in twelve (12) equal installments on a quarterly basis over three (3) years. The equity grants were issued from the Company’s 2021 Equity Incentive Plan, as amended (the “2021 Plan”)

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● On June 11, 2023, the Company granted to the non-employee members of the Board of Directors, as supplemental grants, an aggregate of: (i) options to purchase 77,380 shares of common stock with a term of ten (10) years and an exercise price of $1.60 per share and (ii) 36,240 restricted stock units. Each of the grants vests fully on the one (1) year anniversary of the grant date. The aggregate options were valued at $78,136 and the aggregate restricted stock units were valued at $57,984. The equity grants were issued from the 2021 Plan.

● On September 5, 2023, pursuant to his appointment as Chief Medical Officer, the Company issued Mitchell Jones, M.D., Ph.D. (i) options to purchase 75,000 shares of common stock with a term of ten (10) years and an exercise price of $0.6897 per share and (ii) 54,700 restricted stock units. The options vest quarterly over three (3) years from the grant date and the restricted stock units vest as follows: (a) 4,556 shares on November 6, 2023, and (b) the remaining 51,144 shares vest over eleven (11) equal quarterly periods after the initial vesting date. The options were valued at $33,267 and the restricted stock units were valued at $37,727, respectively from the grant date. The equity grants were issued from the Company’s 2021 Inducement Plan, as amended (“Inducement Plan”).

● On November 21, 2023, the Company granted J.D. Finley, its CEO, on a conditional basis until such time as there are sufficient shares available under the 2021 Plan: (i) options to purchase 45,000 shares of common stock with a term of ten (10) years and an exercise price of $0.59 per share, valued at $22,114 on the grant date and (ii) 38,000 restricted stock units valued at $22,420. Each of the options and restricted stock units granted to Mr. Finley vest in twelve (12) equal installments on a quarterly basis over three (3) years.

● On November 21, 2023, the Company granted Mitchell Jones, M.D., Ph.D., its Chief Medical Officer, on a conditional basis until such time as there are sufficient shares available under the 2021 Plan: (i) options to purchase 33,160 shares of common stock with a term of ten (10) years and an exercise price of $0.59 per share, valued at $16,296 on the grant date and (ii) 28,000 restricted stock units valued at $16,520. Each of the options and restricted stock units granted to Dr. Jones vest in twelve (12) equal installments on a quarterly basis over three (3) years.

● On November 21, 2023, the Company granted to each of the non-employee members of the Board of Directors, as supplemental grants: (i) options to purchase 6,880 shares of common stock with a term of ten (10) years and an exercise price of $0.59 per share and (ii) 5,820 restricted stock units. Each of the grants vests fully on the one (1) year anniversary of the grant date. The aggregate of all options were valued at $23,494 and the aggregate of all restricted stock units were valued at $24,037. The equity grants were issued from the 2021 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our capital stock as of December 28, 2023 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our current executive officers and directors as a group.

The information in the following table is calculated based on 9,270,894 shares of our common stock outstanding as of December 28, 2023. Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person or group has the right to acquire within 60 days after the measurement date, including upon the exercise of common stock purchase options or warrants or the conversion of preferred stock.

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Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders
Lind Global Fund II L.P. (2)	743,313	7.88%
L1 Capital Global Opportunities Master Fund Ltd. (3)	584,958	6.31%

Directors and Named Executive Officers
James R. Neal(4)	1,290	*
Thomas Hallam, Ph.D.(5)	831	*
Stephanie C. Diaz(6)	1,258	*
Donald Williams(7)	21,258	*
Mary Ann Gray, Ph.D.(8)	1,046	*
Cristina Csimma, Pharm.D., MHP(9)	1,010	*
Robert J. Trenschel, D.O.(10)	46,306	*
Binxian Wei(11)	1,006	*
J.D. Finley(12)	124,536	*
Michael Dawson, M.D.(13)	300	*
Herbert Slade, MD FAAAAI (14)	-	*
Robert McRae (14)	10,435	*
Mitchell Jones, M.D., Ph.D. (15)	16,067	*
All directors and executive officers as a group (13 persons)(16)	225,343	2.41%

*	Represents less than one percent

(1)	Except as otherwise indicated in the footnotes to this table, this table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, and Form 4s, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Shares of our common stock underlying options, warrants and convertible securities that are currently exercisable or exercisable within 60 days of December 28, 2023 are deemed to be outstanding for the purpose of computing the number of shares held and the percent of total ownership of the person holding those options, warrants or convertible securities, but are not treated as outstanding for the purpose of computing the percent of total ownership of any other person. Applicable percentages are based on 9,270,894 shares of common stock outstanding on December 28, 2023, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of the beneficial owner is c/o Palisade Bio, Inc. 7750 El Camino Real, Suite 2A, Carlsbad, CA 92009.

(2)	Includes 584,958 shares of common stock and (ii) 158,355 shares of common stock that may be acquired pursuant to the exercise of outstanding warrants. The address of beneficial owner is 444 Madison Avenue, 41th Floor, New York, NY 10022. The information with respect to beneficial owner was taken from a Schedule 13G filing, filed with the SEC on September 15, 2023.

(3)	Includes 584,958 shares of common stock. Excludes 40,000 common shares underlying common stock warrants with a 4.99% ownership limitation. The address of beneficial owner is 161A Shedden Road, A Artillery Court, PO Box 10085, Grand Cayman, Cayman Islands, KY1-1001. The information with respect to beneficial owner was taken from a Schedule 13G filing, filed with the SEC on September 15, 2023.

(4)	Includes 1,290 shares of common stock underlying stock options.

(5)	Includes (i) 31 shares of common stock and (ii) 800 shares of common stock underlying common stock purchase warrants. Dr. Hallam ceased to be an officer and director of the Company effective October 11, 2022.

(6)	Includes 1,290 shares of common stock underlying stock options.

(7)	Includes (i) 20,000 shares of common stock and (ii) 1,258 shares of common stock underlying stock options.

(8)	Includes (i) 80 shares of common stock and (ii) 966 shares of common stock underlying stock options.

(9)	Includes (i) 44 shares of common stock and (ii) 966 shares of common stock underlying stock options.

(10)	Includes (i) 1,282 shares of common stock underlying stock options held by Dr. Trenschel and (ii) (a) 36,287 shares of common stock and (ii) 8,737 shares of common stock that may be acquired within 60 days pursuant to the exercise of outstanding warrants held by Yuma Regional Medical Center. The board of directors of Yuma Regional Medical Center, acting by a majority vote, has the authority to direct the vote and/or disposition of any and all shares of common stock and warrants held by Yuma Regional Medical Center. The address of Yuma Regional Medical Center is 2400 South Avenue A, Yuma, Arizona, 85364. Dr. Trenschel is the President, Chief Executive Officer and member of the board of directors of Yuma Regional Medical Center and shares voting and investment power over the shares held by Yuma Regional Medical Center. Dr. Trenschel also serves on our board of directors.

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(11)	Includes (i) 40 shares of common stock and (ii) 966 shares of common stock underlying stock options.

(12)	Consists of (i)(a) 63,340 shares of common stock held by Mr. Finley, (b) 2,008 shares of common stock that may be acquired pursuant to the exercise of outstanding warrants held by Mr. Finley, (c) 7,951 shares of common stock underlying restricted stock units (RSUs) held by Mr. Finley, (d) 50,427 shares of common stock underlying options held by Mr. Finley, (ii)(a) 777 shares of common stock held by FCW Investments LLC, and (b) 33 shares of common stock underlying warrants held by FCW Investments, LLC. The address for FCW Investments LLC is 19 Cherrymoor Dr, Englewood, CO 80113. Does not include 32,500 performance stock units (PSUs), which vest based on volume weighted average trading price of the Company’s common stock – see “Certain Related Party Transactions” in this Registration Statement on Form S-1 for a further discussion of the vesting conditions.

(13)	Includes 300 shares of common stock. Dr. Dawson ceased to be an officer of the Company effective October 11, 2022.

(14)	Dr. Slade was appointed to serve as our Chief Medical Officer on November 17, 2022 and cease to be our Chief Medical Officer on September 5, 2023.

(15)	Includes (i) 3,694 shares of common stock held by Mr. McRae, (ii) 220 shares of common stock that may be acquired pursuant to the exercise of outstanding warrants held by Mr. McRae, (iii) 1,321 shares of common stock underlying restricted stock units (RSUs) held by Mr. McRae, (iv) 5,200 shares of common stock underlying options held by Mr. McRae. Does not include 17,900 performance stock units (PSUs), which vest based on volume weighted average trading price of the Company’s common stock – see “Certain Related Party Transactions” in this Registration Statement on Form S-1 for a further discussion of the vesting conditions. Mr. McRae was appointed to serve as our Chief Operating Officer (“COO”) on February 2, 2023. Effective May 15, 2023, Mr. McRae transitioned from the Company’s COO to an executive strategic consultant. For his services as a consultant, Mr. McRae receives monthly compensation of $4,000. The term of his consulting agreement may be extended by the mutual consent of the Company and Mr. McRae after the initial six (6) month term. During the term of this agreement, all of Mr. McRae equity awards continue to vest.

(16)	Dr. Jones was appointed to serve as our Chief Operating Officer on September 5, 2023. Includes (i) 2,926 shares of common stock held by Dr. Jones, (ii) 6,891 shares of common stock underlying restricted stock units held by Dr. Jones, and (iii) 6,250 shares of common stock underlying options held by Dr. Jones.

(17)	Includes the securities described in footnotes (3)-(16) above

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, certain provisions of our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), Amended and Restated Bylaws (“Bylaws”), Certificate of Designation of Preferences, Rights and Limitations of Series A 4.5% Convertible Preferred Stock (“Series A Certificate of Designation”), Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (“Series B Certificate of Designation”), and certain provisions of Delaware law are summaries. The following description is not complete and is subject to and qualified in its entirety by our Certificate of Incorporation, Bylaws, Series A Certificate of Designation, and Series B Certificate of Designation, which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the Delaware General Corporation Law (“DGCL”).

As of the date of this prospectus, our authorized capital stock consists of 280,000,000 shares of common stock, par value $0.01 per share, and 7,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Fully Paid and Non-Assessable

All outstanding shares of common stock are duly authorized, validly issued, fully paid, and nonassessable. All authorized but unissued shares of our common stock are available for issuance by our Board without any further stockholder action, except as required by the listing standards of the Nasdaq Stock Market.

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Voting Rights

Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Our Bylaws establish a classified Board that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

Economic Rights

Except as otherwise expressly provided in our Certificate of Incorporation or required by applicable law, all shares of common stock have the same rights and privileges and rank equally, share ratably, and are identical in all respects for all matters, including those described below.

Dividends and Distributions. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board out of funds legally available for that purpose.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding.

Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to our common stock. The rights, preferences, and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our Certificate of Incorporation, our Board has the authority, without further action by our stockholders, to issue up to 7,000,000 shares of preferred stock in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board. Our Board is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of our common stock.

Series A 4.5% Convertible Preferred Stock

In December 2016, we designated a series of our preferred stock as Series A 4.5% Convertible Preferred Stock consisting of 1,000,000 designated shares (which is subject to increase without the consent of all of the holders of the Series A 4.5% Convertible Preferred Stock in the event such additional shares of Series A 4.5% Convertible Preferred Stock are issued solely to the holders as payment of accrued dividends).

As of December 28, 2023, we had outstanding 200,000 shares of Series A 4.5% Convertible Preferred Stock with a stated value of $12.79 per share held by one holder and which are immediately convertible into an aggregate of 129 shares of common stock. The Series A 4.5% Convertible Preferred Stock have no provisions regarding subsequent securities issuances or so called “price protection provisions.” The holders of Series A 4.5% Convertible Preferred Stock shall be entitled to receive dividends in cash or additional shares of Series A 4.5% Convertible Preferred Stock if and when declared by our Board in preference to the payment of any dividends on our common stock. The holders of Series A 4.5% Convertible Preferred Stock shall have no voting rights but shall be entitled to appoint one member to our Board. This right to appoint a member of the Board will terminate when there are less than 200,000 shares of Series A 4.5% Convertible Preferred Stock outstanding. As long as any shares of Series A 4.5% Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A 4.5% Convertible Preferred Stock, alter or change adversely the powers, preferences or rights given to the Series A 4.5% Convertible Preferred Stock or alter or amend the Certificate of Designation, other than to authorize and issue additional shares of Series A 4.5% Convertible Preferred Stock. In addition, holders of Series A 4.5% Convertible Preferred Stock are subject to beneficial ownership limitations.

Options

As of December 28, 2023, we had outstanding stock options to purchase an aggregate of 665,472 shares of common stock issued pursuant to (i) Leading BioSciences 2013 Amended and Restated, Employee, Director and Consultant Equity Incentive Plan, (ii) Palisade Bio 2021 Equity Incentive Plan, and (iii) Palisade 2021 Inducement Plan, each as amended. The options have a remaining weighted average term of approximately 9.37 years and an average weighted exercise price of $17.60 per share. The amounts described herein include an aggregate of 78,160 options that were issued on a conditional basis until such time as sufficient shares are available under the Company’s 2021 Equity Incentive Plan.

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Restricted Stock Units

As of December 28, 2023, we had an aggregate of 362,924 shares of common stock underlying restricted stock units. The restricted stock units typically vest on a quarterly basis between one (1) to three (3) years and currently have a remaining average vesting term of approximately 2.17 years. The amounts described herein include an aggregate of 66,000 restricted stock units that were issued on a conditional basis until such time as sufficient shares are available under the Company’s 2021 Equity Incentive Plan.

Performance Restricted Stock Units

As of December 28, 2023, we had an aggregate of 62,200 restricted performance stock units that vest (a) 50% when the volume weighted average price of our Common Stock over 20 consecutive trading days is $3.20, and (b) 50% when such volume weighted average price of our Common Stock over 20 consecutive trading days is $4.25.

Warrants

As of December 28, 2023, we had outstanding common stock purchase warrants to purchase an aggregate of 4,080,876 shares of common stock, with a remaining average term of 4.12 years and a weighted average exercise price of $8.63 per share.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.

Amended and Restated Bylaws

Board Composition and Filling Vacancies. Our Bylaws provide for our Board to be divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, the holders of a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we have or may issue may be entitled to elect. Our Bylaws also provide that subject to the rights of the holders of any series of preferred stock then outstanding, any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Company then entitled to vote in the election of directors.

Special Meeting of Stockholders. Our Bylaws also provides that a special meeting of stockholders may be called only by our chairperson of the Board, chief executive officer or president, the secretary or any two directors.

Advance Notice Requirements. Our Bylaws also establish advance notice procedures with respect to certain stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors.

Amendment to Bylaws. The Board is expressly empowered to adopt, amend or repeal the Bylaws. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws.

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Choice of Forum

Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. We act as the transfer agent and registrar for our Series A 4.5% Convertible Preferred Stock and Series B Convertible Preferred Stock to the extent any shares are outstanding.

Listing on the Nasdaq Capital Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “PALI.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following summary of certain terms and provisions of the securities that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the underlying securities, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the forms of securities for a complete description of the terms and conditions.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus.

UNDERWRITING

We have entered into an underwriting agreement dated , with (“ ,” “underwriter,” or “Representative”) as the sole book-running manager. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase the number of our securities set forth opposite its name below:

Underwriter	Common Shares

Total

A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Certain investors in this offering may enter into leak-out agreements wherein each investor who is party thereto (together with certain of its affiliates) will agree not to sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), on any trading day, shares of our common stock, including shares of common stock purchased in this offering in an amount more than a specified percentage of the trading volume of the common stock on the principal trading market, subject to certain exceptions. This restriction will not apply to sales or transfers of any such shares of common stock in transactions which do not need to be reported on the Nasdaq consolidated tape so long as the purchaser or transferee executes and delivers a leak-out agreement. After such sale or transfer, future sales of the securities covered by the leak-out agreement entered into by the original owner (together with certain of its affiliate) and the purchaser or transferee will be aggregated to determine compliance with the terms of the leak-out agreement.

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We have been advised by the underwriter that it proposes to offer the common shares directly to the public at the public offering price set forth on the cover page of this prospectus. Any securities sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $       per share.

The underwriting agreement provides that subject to the satisfaction or waiver by the Representative of the conditions contained in the underwriting agreement, the underwriter is obligated to purchase and pay for all of the common shares offered by this prospectus.

No action has been taken by us or the underwriter that would permit a public offering of the shares of common stock in any jurisdiction outside the United States where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offered hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.

The underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

Underwriting Discount and Expenses

The following table summarizes the underwriting discount and commission to be paid to the underwriter assuming no exercise of the over-allotment option and assuming the full exercise of the over-allotment option.

	Per Common Share(1)	Total With No Exercise of the Over- Allotment Option	Total With Full Exercise of the Over- Allotment Option
Public offering price
Underwriting discount to be paid to the underwriter by us(2)(3)
Proceeds to us (before expenses)

(1)	The public offering price and underwriting discount corresponds a public offering price per share of common stock of $ .
(2)	We have granted a day option to the underwriter to purchase additional shares of common stock (up to % of the number of shares of common stock at the public offering price per share of common stock set forth above less the underwriting discounts and commissions, solely to cover overallotments, if any.
(3)	We have agreed to pay an underwriter discount equal to % of the aggregate gross proceeds raised in this offering. In addition, we have agreed to reimburse the reasonable out-of-pocket expenses of the Representative in an amount not to exceed $ .

We estimate the total expenses payable by us for this offering to be approximately $       million ($       million of the over-allotment option is exercised in full), which amount includes (i) the underwriting discount of $       million ($       million if the over-allotment option is exercised in full) and (ii) other estimated company expenses of approximately $       , which includes legal, accounting, printing costs and various fees associated with the registration and listing of our shares.

The securities we are offering are being offered by the underwriter subject to certain conditions specified in the underwriting agreement.

Overallotment Option

We have granted to the underwriter an option exercisable not later than      days after the date of this prospectus to purchase up to a number of additional shares of common stock not to exceed       % of the number of shares of common stock sold in this offering (excluding any shares of common stock issued upon any exercise of the underwriter’s overallotment option) at the public offering price per share of common stock set forth on the cover page hereto less the underwriting discounts and commissions. The underwriter may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional shares of common stock are purchased pursuant to the overallotment option, the underwriters will offer these shares of common stock on the same terms as those on which the other securities are being offered.

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Determination of Offering Price

Our common stock is currently traded on The Nasdaq Capital Market under the symbol “PALI.” On December 28, 2023, the closing price of our common stock was $0.6539 per share.

The public offering price of the securities offered by this prospectus will be determined by negotiation between us and the underwriter. Among the factors that will be considered in determining the public offering price of the shares:

●	Our history and our prospects;

●	The industry in which we operate;

●	Our past and present operating results; and

●	The general condition of the securities markets at this time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the shares of common stock sold in this offering can be resold at or above the public offering price.

Lock-up Agreements

Our officers and directors have agreed with the underwriter to be subject to a lock-up period of       days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for       days following the effectiveness of the underwriting agreement, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans. The underwriter may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities from the date of this prospectus until the later of (i)       days following the closing of this offering. The underwriter may, in their sole discretion and without notice, waive the terms of any of these lock-up agreements.

Certain investors in this offering have agreed with the representative to enter into a lock-up and voting agreement whereby each such investor will be subject to a lock-up period for three trading days following the pricing of this offering. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. Additionally, each such investor has agreed to vote all shares of common stock it beneficially owns, including such common stock obtained in this offering, with respect to any proposals presented to the stockholders of the Company at a meeting with a record date prior to the expiration of the lock-up.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in syndicate covering transactions stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock:

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares of common stock while this offering is in progress.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to dover syndicate short positions.

These syndicate covering transactions, stabilizing transactions, and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

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In connection with this offering, the underwriter also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we, nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representation that the underwriter will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act or to contribute to payments that the underwriters may be required to make for these liabilities.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Silvestre Law Group, P.C., Westlake Village, California. The underwriter is being represented by       .

EXPERTS

The consolidated financial statements of Palisade Bio, Inc. as of December 31, 2022 and for the year then ended, incorporated by reference in this Prospectus, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The consolidated financial statements of Palisade Bio, Inc. (the “Company”) as of December 31, 2021 and for the year then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at Palisade Bio, Inc., 7750 El Camino Real, Suite 2A, Carlsbad, CA 92009 or telephoning us at (858) 704-4900. We also maintain a website at www.palisadebio.com, at which you may access these materials free of charge after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus and any references to this web site or any other web site are inactive textual references only.

37

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering of the securities covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 22, 2023;

●	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on May 11, 2023, August 10, 2023, and November 9, 2023, respectively.

●	Our Current Reports Form 8-K filed with the SEC on January 4, 2023, February 8, 2023, March 13, 2023, April 5, 2023, June 9, 2023, September 8, 2023, September 11, 2023, September 11, 2023, October 20, 2023, and November 7, 2023.

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2023 (other than the portions thereof which are furnished and not filed); and

●	the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A filed with the SEC on July 1, 2015, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 17, 2022.

You may access the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, Proxy Statements, and amendments, if any, to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.palisadebio.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that is incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to 7750 El Camino Real, Suite 2A, Carlsbad, CA 92009, Attn: Secretary or may be made telephonically at (858) 704-4900.

38

[*] shares of Common Stock

PRELIMINARY PROSPECTUS

[UNDERWRITER]

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

The date of this prospectus is      , 20__

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the registrant. All amounts are estimates except the SEC registration fee.

Amount
SEC registration fee		$848.70
FINRA filing fee	$	[*]
Printing expenses	$	[*]
Legal fees and expenses	$	[*]
Accounting fees and expenses	$	[*]
Transfer agent fees and expenses	$	[*]
Miscellaneous fees and expenses	$	[*]

Total		$848.70

Item 14. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

Our amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of directors and executive officers for monetary damages for breach of their fiduciary duties as a director or officer. Our amended and restated certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer of our company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Company regarding which indemnification is sought. The indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. We carry liability insurance for our directors and officers.

II-1

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding securities sold by us since January 1, 2020 that were not registered under the Securities Act. Also included is the consideration, if any, received by us for such shares and options and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

(a) Issuances of Securities

1.	On January 17, 2020, we entered into a letter agreement (“Letter Agreement”) with certain institutional holders warrant holders of our Series M Warrants and Series N Warrants (each as defined below) (collectively, the “Holders”), pursuant which each Holder will received:

a.	one (1) Series P common stock replacement warrant (“Series P Warrant”) for every one (1) share purchased upon exercise of outstanding Series M common stock purchase warrants (“Series M Warrants”) issued on July 30, 2019 in the Company’s registered offering; and
b.	one (1) Series Q common stock replacement warrant (“Series Q Warrant”) for every one (1) share purchased upon exercise of outstanding Series N common stock purchase warrants (“Series N Warrants”) issued on July 30, 2019 in the Company’s registered offering

Pursuant to the Letter Agreement, and as an inducement to exercise the Series M Warrants and Series N Warrants, the exercise price of the Holder’s Series M Warrants and Series N Warrants are being reduced from $810 to $408 per share. The Holders collectively owned (i) 9,259 Series M Warrants and (ii) 9,259 Series N Warrants. The Company received gross proceeds of approximately $7,555,553, not including closing costs and placement agent fees. In connection with the transactions contemplated in the Letter Agreement, we entered into a letter agreement (the “Wainwright Placement Agent Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright was entitled to (i) a cash fee equal to 8% of the gross proceeds raised in the transactions contemplated by the Letter Agreement, (ii) a common stock purchase warrant equal to 148 shares of common stock issued in the Offering with an exercise price of $510, and a term of five (5) years (the “Placement Agent Warrant”), (iii) a management fee equal to 1.0% of the gross proceeds raised, (iv) $35,000 for non-accountable expenses; and (v) up to $90,000 in expenses of legal counsel and other out-of-pocket closing expenses. Additionally, Wainwright received a tail fee of 8% cash and 8% warrant coverage as described above with respect to any additional financing completed with any investors that entered into the Letter Agreement within the 12-month period following date of the Letter Agreement. Additionally, for a period of ten (10) months following the closing of the transaction contemplated by the Letter Agreement, Wainwright will have a right of first refusal to act as the sole book-running manager, underwriter, or placement agent for any future capital raising transactions.

2.	In connection with our May 22, 2020 registered offering, we issued warrants to purchase up to 1,333 shares of common stock to Wainwright Placement Agent, which were not registered at the time of issuance.

3.	Immediately prior to the Merger with Seneca Biopharma, Inc., we and LBS completed a private placement transaction (the “Pre-Merger Financing”) with Altium Growth Fund, LP (“Altium”) pursuant to that certain Securities Purchase Agreement, by and among us, LBS and the Investor, dated December 16, 2020, as amended (the “Securities Purchase Agreement”), for an aggregate purchase price of $20.0 million. In connection with the closing of the Merger and the Pre-Merger Financing, we issued to Ecoban Securities, LLC (i) a warrant to purchase 367 shares of the Company’s common stock at a price of $886 per share and (ii) 2,376 shares of common stock, as payment for a success fee for closing the Merger and Pre-Merger Financing.

4.	On May 20, 2021, we issued to Altium a warrant to purchase 99,917 shares of common stock at a price of $276.50 per share. The warrant was immediately exercisable and has a term of five years from the date all of the shares underlying the warrant have been registered for resale.

5.	In 2020, LBS sold to certain holders unsecured promissory notes in the aggregate principal amount of $0.6 million and warrants to purchase an aggregate of 70,000 shares of common stock of LBS at an exercise price of $0.73 per share (the “Prior Warrants”). In connection with the Merger, such warrants automatically converted into warrants to purchase an aggregate of 38 shares of our common stock at a purchase price of $1,342 per share. On May 25, 2021, we amended such notes originally issued by LBS in 2020 in order to extend the maturity date. In connection with such amendments, the Prior Warrants were canceled, and the Company issued warrants to the noteholders to purchase an aggregate of 160 shares of Company common stock at a purchase price of $300 per share.

6.	Effective July 21, 2021, we entered into a Waiver and Amendment Agreement with Altium pursuant to which Altium agreed to waive certain rights, waive reset provisions with respect to the exercise price and number of shares subject to outstanding warrants held by Altium, eliminate certain financing restrictions, and accelerate registration rights for the shares underlying the warrants. As consideration for the foregoing, pursuant to the Waiver Agreement, we issued Altium an additional warrant to purchase up to 22,000 shares of our common stock with an exercise price of $181.55 per share. The warrant is exercisable beginning six months following the date on which the underlying shares are registered for resale and for five years thereafter.

7.	On August 19, 2021, we issued 30,197 shares of common stock and a warrant to purchase up to 7,549 shares of common stock to Yuma Regional Medical Center for a total purchase price of $5,209,141.20. The shares were sold at a purchase price of $172.50 per share. The warrant has an exercise price of $172.50 per share, subject to certain adjustments, and is exercisable for five years.

8.	Effective January 31, 2022, we and Altium entered into a Waiver and Amendment Agreement, pursuant to which Altium agreed to waive any adjustment to the exercise price of the existing warrants held by it from and after such date for issuances of equity or equity-linked securities at a price below the exercise price of the warrants. The Waiver Agreement also includes agreement to, among other things, (i) restrict Altium’s ability to sell our securities through a “leak out” provision whereby sales are restricted by applying a volume limitation, (ii) shorten the notice period for Altium’s participation rights related to certain future securities offerings, (iii) restrict our ability to conduct a primary offering of our securities for a specified period of time, and (iv) provide registration rights for the shares underlying the warrant issued to Altium in consideration of the foregoing. As consideration for the foregoing, pursuant to the Waiver Agreement, we issued Altium an additional warrant to purchase up to 45,000 shares of our common stock. The warrant is exercisable beginning six months following January 31, 2022 and the exercise price is $55 (the closing price of our common stock on January 28, 2022), subject to customary adjustments for stock splits, stock dividends, stock combinations, reclassifications and similar transactions.

II-2

9.	On May 6, 2022, we entered into a securities purchase agreement with certain institutional and accredited investors, pursuant to which we agreed to sell and issue, in a registered direct offering, an aggregate of 72,933 shares of our common stock, par value $0.01 per share, at a purchase price per share of $27.50, for aggregate gross proceeds to us of approximately $2.0 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by us. The shares were offered pursuant to an effective shelf registration statement on Form S-3. In connection with such offering, in a concurrent private placement, we also agreed to sell and issue to such purchasers warrants to purchase up to 72,933 shares of common stock at an exercise price of $35.525 per share, the closing bid price of our common stock on May 5, 2022. Such warrants are not exercisable until six months following the date of issuance and expire five and a half years from the date of issuance. In addition, pursuant to a placement agency agreement dated as of May 6, 2022, we engaged Ladenburg Thalmann & Co. Inc. (“Ladenburg”) to act as our exclusive placement agent in connection with the aforementioned registered offering and private placement offering. We agreed to pay Ladenburg a cash fee equal to 7.75% of the aggregate gross proceeds raised in the aforementioned registered offering and private placement offering and to reimburse its expenses up to an aggregate of $85,000. In addition, we issued Ladenburg warrants on substantially the same terms as the warrants issued to the purchasers in an amount equal to 6.0% of the aggregate number of shares sold in the offering, or 4,376 shares of common stock, at an exercise price of $35.525 per share and a five-and-a-half year term. The placement agent warrants are not exercisable until six months following the date of issuance.

10.	On December 30, 2022, we entered into securities purchase agreements with certain institutional and accredited investors, pursuant to which we agreed to sell and issue, in a registered direct offering, an aggregate of (i) 476,842 shares of our common stock, par value $0.01 per share, at a purchase price per share of $2.375 and (ii) registered prefunded warrants to purchase 37,000 shares of common stock at an exercise price of $0.0001 per share. The transaction closed on January 4, 2023. The shares were offered pursuant to an effective shelf registration statement on Form S-3. In connection with such offering, in a concurrent private placement, we also agreed to sell and issue to such purchasers (i) Prefunded Warrants to purchase 538,789 shares of common stock at an exercise price of $0.0001 per share and (ii) Warrants to purchase 1,052,631 shares of common stock at an exercise price of $2.375 per share. Such Prefunded Warrants and Warrants are immediately exercisable and expire five years from the date of issuance. Gross proceeds for the registered offering and concurrent private placement were approximately $2.5 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by us. In addition, pursuant to a placement agency agreement dated as of December 30, 2022, we engaged Ladenburg to act as our exclusive placement agent in connection with the aforementioned registered offering and private placement offering. We agreed to pay Ladenburg a cash fee equal to 7.75% of the aggregate gross proceeds raised in the aforementioned registered offering and private placement offering and to reimburse its expenses up to an aggregate of $105,000. In addition, we issued Ladenburg warrants on substantially the same terms as the warrants issued to the purchasers in an amount equal to 6.0% of the aggregate number of shares sold in the offering, or 63,158 shares of common stock, at an exercise price of $2.9688 per share and a five-year term.

11.	On April 3, 2023, we entered into securities purchase agreements with certain institutional and accredited investors, pursuant to which we agreed to sell and issue, in the Registered Offering, an aggregate of 756,317 shares of our common stock. The transaction closed on April 5, 2023. Concurrently, in the Private Offering we offered and sold an aggregate of: (i) 455,242 unregistered shares of Common Stock, (ii) Prefunded Warrants to purchase 1,061,164 shares of common stock at an exercise price of $0.0001 per share and (iii) Warrants to purchase 2,272,723 shares of common stock at an exercise price of $2.69 per share. Such Prefunded Warrants and Warrants are immediately exercisable and expire five years from the date of issuance. In addition, pursuant to a placement agency agreement dated as of April 3, 2023, we engaged Ladenburg to act as our exclusive placement agent in connection with the April 2023 Offering. We agreed to pay Ladenburg a cash fee equal to 7.75% of the aggregate gross proceeds received from the April 2023 Offering or $465,000 and we reimbursed its expenses of $85,000. In addition, we issued Ladenburg 136,363 Placement Agent Warrants.

12.	On September 7, 2023, we entered into securities purchase agreements with certain institutional and accredited investors, pursuant to which we agreed to sell and issue, in a Registered Offering, an aggregate of 2,339,398 shares of our common stock. The transaction closed on September 11, 2023. In addition, pursuant to a placement agency agreement dated as of September 7, 2023, we engaged Ladenburg to act as our exclusive placement agent in connection with the September 2023 Offering. We agreed to pay Ladenburg a cash fee equal to 7.75% of the aggregate gross proceeds received from the September 2023 Offering or $152,294 and we reimbursed its expenses of $75,000. In addition, we issued Ladenburg 140,364 Placement Agent Warrants. The Placement Agent Warrants have a term of five (5) years and an exercise price of $1.05 per share.

13.	On December 15, 2023, we entered into an engagement letter with MDM Worldwide Solutions, Inc. for the purpose of providing us with business advisory services. Pursuant to the agreement, in the event that we choose to renew the six (6) month term, we will be obligated to issue the consultant $50,000 of common stock based on the closing price of the Company’s common stock on the date of the agreement, or an aggregate of 84,048 common shares.

The offers, sales and issuances of the securities described in this section (a) of Item 15 were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about the Company.

II-3

(b) Issuances of Equity Awards

1.	On April 1, 2020, Seneca Biopharma entered into employment agreements with each of Dane Saglio and Matthew Kalnik, PhD. As an inducement to Mr. Saglio’s employment, we granted him a non-qualified inducement option to purchase up to 235 shares of Common Stock on such date. As an inducement to Dr. Kalnik’s employment, we granted him a non-qualified inducement option to purchase up to 942 shares of Common Stock on such date. These inducement options had an exercise price of $185.97 per share, a term of ten (10) years, and vests as follows: (i) one quarter (1/4) of the options vest on April 1, 2020, and (ii) the remaining three-quarters (3/4) of the options will vest on a monthly basis over the thirty-six (36) month period following such date. This inducement option was issued from the Company’s Inducement Award Stock Option Plan (“Inducement Plan”).

2.	Effective April 2020, we granted Dr. Kenneth Carter, our then-Executive Chairman, a conditional option grant to purchase 1,571 shares of common stock, subject to the receipt of shareholder approval as well as the forfeiture of all of his previously issued vested and unvested grants. The option grant had a term of ten (10) years, and an exercise price of $185.97. The option vests (i) one quarter (1/4) on the effective date and (ii) three quarters (3/4) on a monthly basis over the thirty-six (36) month period following the effective date, provided Dr. Carter remains a service provider to the Company over such period. For a period of nine (9) months, subject to adjustment upon the Company’s issuance of common stock including by virtue of exercise, conversion or exchange of common stock equivalents, the shares underlying the options are subject to adjustment to maintain the percentage ownership that the option grant reflects on the date of grant. This resulted in the grant being increased to 2,882 shares of common stock through December 31, 2020. This grant was approved by shareholders on September 9, 2020.

3.	Effective April 2020, our Senior Vice President of Research and Development received a conditional option grant to purchase 314 shares of common stock, subject to the receipt of shareholder approval as well as the forfeiture of all of his previously issued vested and unvested grants. The option grant has a term of ten (10) years, and an exercise price of $185.97. The option vests (i) one quarter (1/4) on the effective date and (ii) three quarters (3/4) on a monthly basis over the thirty-six (36) month period following the effective date, provided that such individual remains a service provider to the Company over such period. For a period of nine (9) months, subject to adjustment upon the Company’s issuance of common stock including by virtue of exercise, conversion or exchange of common stock equivalents, the shares underlying the options are subject to adjustment to maintain the percentage ownership that the option grant reflects on the date of grant. This resulted in the grant being increased to 576 shares of common stock through December 31, 2020. This grant was approved by shareholders on September 9, 2020.

4.	On April 3, 2020, we issued an aggregate of 80 restricted stock units (20 to each of our then-current four current directors) as partial compensation for their service on the Board.

5.	On April 1, 2021, we issued an aggregate of 80 restricted stock units (20 to each of our then current four current directors) as partial compensation for their service on the Board.

6.	On September 8, 2021, we issued 250 shares of common stock to a consultant in exchange for services to the Company.

7.	On February 6, 2023, the Company granted J.D. Finley, our interim Chief Executive Officer and Chief Financial Officer: (i) an option to purchase 57,200 shares of common stock valued at approximately $87,853, having an exercise price of $2.40 per share, a term of 10 years, and which vests quarterly over a three year period, (ii) 41,700 restricted stock units valued at approximately $100,080 which vests in 12 equal installments quarterly over a three year period, and (iii) 32,500 restricted performance stock units valued at approximately $78,000, which vest (a) 50% when the volume weighted average price of the Company’s common stock over 20 consecutive trading days is $3.20, and (b) 50% when such volume weighted average price of the Company’s common stock over 20 consecutive trading days is $4.25. All of the grants issued to Mr. Finley as described in this paragraph were issued on a conditional basis, and were subject to the receipt of shareholder approval of the grants, which was subsequently received on June 8, 2023.

8.	On February 6, 2023, the Company granted Robert McRae, our Chief Operating Officer: (i) an option to purchase 12,000 shares of common stock valued at approximately $18,431, having an exercise price of $2.40 per share, a term of 10 years, and which vests quarterly over three years, (ii) 8,800 restricted stock units valued at approximately $21,120 which vests in 12 equal installments quarterly over a three year period, and (iii) 17,900 restricted performance stock units valued at approximately $42,960, which vest (a) 50% when the volume weighted average price of the Company’s common stock over 20 consecutive trading days is $3.20, and (b) 50% when such volume weighted average price of the Company’s common stock over 20 consecutive trading days is $4.25. All of the grants issued to Mr. McRae as described in this paragraph were issued on a conditional basis, and are subject to the receipt of shareholder approval of the grants, which were subsequently received on June 8, 2023.

9.	On February 6, 2023, the Company granted certain non-executive employees, an aggregate of (i) options to purchase 12,300 shares of common stock valued at approximately $18,891, having an exercise price of $2.40 per share, a term of 10 years, and which vest quarterly over three years, (ii) 9,000 restricted stock units valued at approximately $21,600 which vest in 12 equal installments quarterly over a three year period, and (iii) 18,300 restricted performance stock units valued at approximately $43,920, which vest (a) 50% when the volume weighted average price of the Company’s common stock over 20 consecutive trading days is $3.20, and (b) 50% when such volume weighted average price of the Company’s common stock over 20 consecutive trading days is $4.25. All of the grants issued to such employees as described in this paragraph were issued on a conditional basis, and are subject to the receipt of shareholder approval of the grants, which was subsequently received on June 8, 2023.

10.	On June 11, 2023, the Company granted Mr. Finley: (i) options to purchase 148,500 shares of common stock with a term of ten (10) years and an exercise price of $1.60 per share, valued at $151,978 on the grant date and (ii) 66,700 restricted stock units valued at $106,720. Each of the options and restricted stock units granted to Mr. Finley vest in twelve (12) equal installments on a quarterly basis over three (3) years. The equity grants were issued from the Company’s 2021 Plan.

II-4

11.	On June 11, 2023, the Company granted to its non-executive employees an aggregate of: (i) options to purchase 97,160 shares of common stock with a term of ten (10) years and an exercise price of $1.60 per share, valued in aggregate at $99,436 at the grant date and (ii) 45,330 restricted stock units valued at $72,528. Each of the options and restricted stock units granted to the employees vest in twelve (12) equal installments on a quarterly basis over three (3) years. The equity grants were issued from the Company’s 2021 Plan.

12.	On June 11, 2023, the Company granted to the non-employee members of the Board of Directors, as supplemental grants, an aggregate of: (i) options to purchase 77,380 shares of common stock with a term of ten (10) years and an exercise price of $1.60 per share and (ii) 36,240 restricted stock units. Each of the grants vests fully on the one (1) year anniversary of the grant date. The aggregate options were valued at $78,136 and the aggregate restricted stock units were valued at $57,984. The equity grants were issued from the 2021 Plan

14.	On September 5, 2023, pursuant to his appointment as Chief Medical Officer, the Company issued Mitchell Jones, M.D., Ph.D. (i) options to purchase 75,000 shares of common stock with a term of ten (10) years and an exercise price of $0.6897 per share and (ii) 54,700 restricted stock units. The options vest quarterly over three (3) years from the grant date and the restricted stock units vest as follows: (a) 4,556 shares on November 6, 2023, and (b) the remaining 51,144 shares vest over eleven (11) equal quarterly periods after the initial vesting date. The options were valued at $33,267 and the restricted stock units were valued at $37,727, respectively from the grant date. The equity grants were issued from the Inducement Plan.

The offers, sales and issuances of the securities described in this section (b) of Item 15 were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Rule 506 of D promulgated under the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about the Company.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description of document
2.1&	Form of Underwriting Agreement
2.1†	Agreement and Plan of Merger, dated as of December 16, 2020, by and among Seneca Biopharma, Inc., Leading BioSciences, Inc. and Townsgate Acquisition Sub 1, Inc. (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).
3.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 27, 2021).
3.2	Certificate of Designation of Series A 4.5% Convertible Preferred Stock (Incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 12, 2016).
3.3	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 Amendment 5, filed with the SEC on August 11, 2022).
3.4	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 16, 2022).
3.5	Amendment to Amended and Restated Certificate of Incorporation of Palisade Bio, Inc., effective November 15, 2022 (Incorporated by reference to Exhibit 3.01(i) to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 16, 2022).
4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3.
4.2	Description of Securities (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 10-K, filed with the SEC on March 17, 2022).
4.3	Specimen Common Stock Certificate. (Incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 17, 2022).
4.4	Form of Series A Preferred Stock Certificate (Incorporated by reference to Exhibit 4.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 12, 2016).
4.5	Form of Consulting Warrant issued January 2011 and March 2012 (Incorporated by reference to Exhibit 4.01 to the Registrant’s Registration Statement on Form S-3 (File No. 333-188859) original filed with the SEC on May 24, 2013
4.6	Form of Common Stock Purchase Warrant from August 2017 Public Offering Dated August 1, 2017 (Incorporated by reference to Exhibit 4.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 28, 2017).
4.7	Form of Common Stock Purchase Warrant from October 2018 Offering (Incorporated by reference to Exhibit 4.01 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on October 29, 2018)
4.8	Form of Placement Agent Common Stock Purchase Warrant from October 2018 Offering (Incorporated by reference to Exhibit 4.02 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on October 29, 2018)
4.9	Consultant Warrant for Hibiscus BioVentures, LLC issued January 2019 (Incorporated by reference to Exhibit 4.40 to the Registrant’s Form 10-Q, originally filed with the SEC on May 14, 2019)
4.10	Form of Series M and Series N warrant from July 2019 Offering (Incorporated by reference to Exhibit 4.45 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-232273), filed with the SEC on July 24, 2019)
4.11	Letter Agreement from January 2020 Offering (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on January 22, 2020)
4.12	Form of Series O Pre-Funded Warrant from July 2019 Offering (Incorporated by reference to Exhibit 4.45 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-232273), filed with the SEC on July 24, 2019)
4.13	Form of Series Q Replacement Warrant issued in January 2020 Offering (Incorporated by reference to Exhibit 4.02 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on January 22, 2020)
4.14	Form of Placement Agent Agreement from January 2020 Offering (Incorporated by reference to Exhibit 10.02 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on January 22, 2020)

II-5

4.15	Form of Placement Agent Warrant issued in January 2020 Offering (Incorporated by reference to Exhibit 4.03 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on January 22, 2020)
4.16	Form of Placement Agent Warrant issued in May 2020 Offering (Incorporated by reference to Exhibit 4.01 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on May 27, 2020)
4.17	Form of Securities Purchase Agreement with Investors from May 2020 Offering (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on May 27, 2020)
4.18	Form of Warrant to Purchase Shares of Common Stock of Leading BioSciences, Inc. (Incorporated by reference to Exhibit 4.30 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).
4.19	Form of Bridge Warrant of Leading BioSciences, Inc. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).
4.20	Form of Equity Warrant of Leading BioSciences, Inc. (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).
4.21†	Registration Rights Agreement, by and between Seneca Biopharma, Inc. and the investor party thereto, dated December 16, 2020 (Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).
4.22	Waiver Agreement, dated as of July 21, 2021, by and between Palisade Bio, Inc. and Altium Growth Fund, LP (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 22, 2021).
4.23	Warrant, dated as of July 21, 2021, issued to Altium Growth Fund, LP (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 22, 2021).
4.24	Waiver Agreement, dated as of January 31, 2022, by and between Palisade Bio, Inc. and Altium Growth Fund, LP (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 21, 2022).
4.25	Warrant, dated as of January 31, 2022, issued to Altium Growth Fund, LP (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 21, 2022).
4.26	Securities Purchase Agreement, dated as of August 19, 2021, by and between Palisade Bio, Inc. and Yuma Regional Medical Center (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 24, 2021).
4.27	Warrant, dated as of August 19, 2021, issued to Yuma Regional Medical Center (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 24, 2021).
4.28	Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 6, 2022).
4.29	Form of Placement Agent Warrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 6, 2022).
4.30	Form of Series 1 Common Stock Warrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 16, 2022).
4.31	Form of Series 2 Common Stock Warrant (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 16, 2022).
4.32	Warrant Agency Agreement dated August 16, 2022, by and between Palisade Bio, Inc. and American Stock Transfer and Trust Company, LLC. (Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 16, 2022).
4.33	Form of Series B Preferred Stock Certificate of Registrant (Incorporated by reference to Exhibit 4.33 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on August 9, 2022)
4.34	Form of Underwriter Warrant issued August 16, 2022 (Incorporated by reference to Exhibit 4.33 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2022).
4.35	Form of Registered Prefunded Warrant issued in January 2023 Registered Offering (Incorporated by reference to Exhibit 4.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 4, 2023).
4.36	Form of Prefunded Warrant issued in January 2023 Private Placement (Incorporated by reference to Exhibit 4.02 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 4, 2023).
4.37	Form of Warrant issued in January 2023 Private Placement (Incorporated by reference to Exhibit 4.03 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 4, 2023).
4.38	Form of Placement Agent Warrant issued in January 2023 Private Placement (Incorporated by reference to Exhibit 4.04 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 4, 2023).
4.39	Form of Prefunded Warrant issued in April 2023 Private Placement (Incorporated by Reference to Exhibit 4.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2023).
4.40	Form of Warrant issued in April 2023 Private Placement (Incorporated by Reference to Exhibit 4.02 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2023).

II-6

4.41	Form of Placement Agent Warrant issued in April 2023 Private Placement (Incorporated by reference to Exhibit 4.03 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 5, 2023).
4.42	Form of Placement Agent Warrant issued in September 2023 Private Placement (Incorporated by reference to Exhibit 4.01 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 11, 2023).
5.1&	Opinion of Silvestre Law Group, P.C.
10.1#	Seneca Biopharma 2019 Equity Incentive Plan (Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement, originally filed with the SEC on April 29, 2019).
10.2#	Form of Restricted Option Grant from 2019 Equity Incentive Plan (Incorporated by reference to Exhibit 4.43 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232273), originally filed with the SEC on June 21, 2019, originally filed with the SEC on June 21, 2019).
10.3#	License Agreement, by and between Leading BioSciences, Inc. and The Regents of the University of California, dated August 19, 2015, as amended on December 20, 2019 (Incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).
10.4#	License Agreement, by and between Leading BioSciences, Inc. and The Regents of the University of California, dated April 1, 2020 (Incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).
10.5#	License Agreement, by and between Palisade Bio, Inc. and The Regents of the University of California, dated July 6, 2021 (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 10-K, filed with the SEC on March 17, 2022).
10.6#	Co-Development and Distribution Agreement, by and between Leading BioSciences, Inc. and Newsoara Biopharma Co., Ltd. (as successor-in-interest to Biolead Medical Technology Limited), dated February 17, 2018, as amended on November 27, 2018 (Incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).
10.7	Form of Seneca Biopharma, Inc. Support Agreement, dated as of December 16, 2020, by and between Leading BioSciences, Inc. and each of the parties named in each agreement therein (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).
10.8	Form of Leading BioSciences, Inc. Support Agreement, dated as of December 16, 2020, by and between Seneca Biopharma, Inc. and each of the parties named in each agreement therein(Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).
10.9†	Securities Purchase Agreement, by and between Leading BioSciences, Inc. and the investor party thereto, dated December 16, 2020 (Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).
10.10†	Securities Purchase Agreement, by and among Seneca Biopharma, Inc., Leading BioSciences, Inc. and the investor party thereto, dated December 16, 2020 (Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).
10.11	Amendment Agreement to Securities Purchase Agreement by and among, the Company, Leading BioSciences, Inc. and Altium Growth Fund, LP, dated May 3, 2021 (Incorporated by reference to Exhibit 10.03 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on May 14, 2021).
10.12	Form of Separation Agreement with Seneca Biopharma, Inc. Executives (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 18, 2021).
10.13†	Contingent Value Rights Agreement, dated as of April 27, 2021, by and among the Company, American Stock Transfer & Trust Company, LLC and Raul Silvestre (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 27, 2021).
10.14+	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.03 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 18, 2018).
10.15+	Leading BioSciences, Inc. Amended and Restated 2013 Employee, Director and Consultant Equity Incentive Plan and Forms of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise of Stock Option thereunder (Incorporated by reference to Exhibit 10.24 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).

II-7

10.16+	Palisade Bio, Inc. 2021 Equity Incentive Plan, as amended (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 9, 2023).
10.17+	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Palisade Bio, Inc. 2021 Equity Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021).
10.18+	Form of Non-Employee Director Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Palisade Bio, Inc. 2021 Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021).
10.19+	Palisade Bio, Inc. Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.02 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 9, 2023).
10.20+	Palisade Bio, Inc. 2021 Inducement Incentive Plan, as Amended August 7, 2023 (Incorporated by reference to Exhibit 10.20 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 10, 2023).
10.21+	Form of Restricted Stock Unit Grant Notice and Award Agreement under the Palisade Bio, Inc. 2021 Inducement Incentive Plan (Incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-261196), filed with the SEC on November 19, 2021).
10.22+	Form of Stock Option Grant Notice and Award Agreement under the Palisade Bio, Inc. 2021 Inducement Incentive Plan (Incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-261196), filed with the SEC on November 19, 2021).
10.23+	Non-Employee Director Compensation Policy (Incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 22, 2023).
10.24+	Amended and Restated Executive Employment Agreement, by and between Leading BioSciences, Inc. and JD Finley, dated January 24, 2021(Incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).
10.25+	Executive Employment Agreement, by and between Leading BioSciences, Inc. and Thomas Hallam, Ph.D., dated December 16, 2020 (Incorporated by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).
10.26	Executive Employment Agreement, by and between Leading BioSciences, Inc. and Michael Dawson, M.D., dated December 16, 2020 (Incorporated by reference to Exhibit 10.21 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).
10.27†	Asset Transfer Agreement, by and between Alto Neuroscience, Inc. and Palisade Bio, Inc., dated October 18, 2021 (incorporated by reference to Exhibit 10.27 to the Registrant’s Form 10-K, filed with the SEC on March 17, 2022).
10.28	Office Lease Between AP Beacon Carlsbad, LP, and Palisade Bio, Inc., dated May 12, 2022 (Incorporate by reference to Exhibit 10.1 to the Registrant’s Form 10-Q filed with the SEC on May 13, 2022).
10.29	First Amendment dated July 14, 2022 to the Office Lease Between AP Beacon Carlsbad, LP, and Palisade Bio, Inc., dated May 12, 2022 (Incorporated by reference to Exhibit 10.2 to the Registrants Form 10-Q filed with the SEC on August 15, 2022).
10.30	Form of Securities Purchase Agreement, dated May 6, 2022, by and among the Company and the purchasers named therein (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 6, 2022).
10.31+	Separation Agreement and Release with former Chief Executive Officer (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 14, 2022).
10.32	Form of Securities Purchase Agreement dated December 30, 2022, by and among the Company and the purchasers named therein (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current report on Form 8-K, filed with the SEC on January 4, 2023).

II-8

10.33	Form of Registration Rights Agreement, dated December 30, 2022, by and among the Company and signatories named therein (Incorporated by reference to Exhibit 10.02 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 4, 2023).
10.34	Form of Placement Agency Agreement, dated December 30, 2022, by and between the Company and Ladenburg Thalmann & Co Inc. (Incorporated by reference to Exhibit 10.03 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 4, 2023).
10.35+	Form of First Amendment Consulting Agreement dated January 25, 2023 by and between Dr. Herbert Slade and the Company (Incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 22, 2023).
10.36+	Form of Consulting Agreement dated April 7, 2023 by and between Dr. Herbert Slade and the Company. (Incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 22, 2023).
10.37	Form of Securities Purchase Agreement dated April 3, 2023, by and among the Company and the purchasers named therein (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2023).
10.38	Form of Registration Rights Agreement dated April 3, 2023, by and among the Company and the signatories named therein (Incorporated by reference to Exhibit 10.02 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2023).
10.39	Form of Placement Agency Agreement dated April 3, 2023, by and among the Company and Ladenburg Thalmann & Co Inc. (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2023).
10.40#†	Form of Research, Collaboration, and License Agreement with Giiant Pharma (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 8, 2023.
10.41	Form of Securities Purchase Agreement dated September 7, 2023, by and among the Company and the signatories named therein (Incorporated by Reference to Exhibit 10.01 to the Registrant’s Current report on Form 8-K, filed with the SEC on September 11, 2023).
10.42	Form of Placement Agency Agreement dated September 7, 2023, by and among the Company and Ladenburg Thalmann & Co Inc. (Incorporated by reference to Exhibit 10.02 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 11, 2023).
10.43	Form of Employment Agreement with Mitchell Jones, dated September 5, 2023 (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 11, 2023).
19.1*	Registrant’s Insider Trading Policy.
21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 22, 2023).
23.1*	Consent of BDO USA, P.C. Independent Registered Public Accounting Firm
23.2*	Consent of Baker Tilly US, LLP, Independent Registered Public Accounting Firm
23.3&	Consent of Silvestre Law Group, P.c. (included in Exhibit 5.1)
107*	Filing Fee Table

* Filed herewith

** Furnished herewith.

& To be Filed by Amendment.

+ Indicates management contract or compensatory plan.

# Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

† Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

II-9

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or related notes, which are incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-10

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California on December 29, 2023.

Palisade Bio, Inc.

By:	/s/ J.D. Finley
J.D. Finley
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J.D. Finley, as his or her true and lawful attorneys-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ J.D. Finley	Chief Executive Officer and Director	December 29, 2023
J.D. Finley	(Principal Executive Officer)

/s/ J.D. Finley	Chief Financial Officer	December 29, 2023
J.D. Finley	(Principal Financial and Accounting Officer)

/s/ James R. Neal	Chairman of the Board of Directors	December 29, 2023
James R. Neal

/s/ Cristina Csimma, Pharm.D.	Director	December 29, 2023
Cristina Csimma, Pharm.D.

/s/ Stephanie Diaz	Director	December 29, 2023
Stephanie Diaz

/s/ Mary Ann Gray, Ph.D.	Director	December 29, 2023
Mary Ann Gray, Ph.D.

/s/ Robert J. Trenschel, D.O.	Director	December 29, 2023
Robert J. Trenschel, D.O.

/s/ Binxian Wei	Director	December 29, 2023
Binxian Wei

/s/ Donald Williams	Director	December 29, 2023
Donald A. Williams

II-11